SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission
Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

PHILADELPHIA CONSOLIDATED HOLDING CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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PHILADELPHIA CONSOLIDATED HOLDING CORP.
One Bala Plaza, Suite 100
Bala Cynwyd, Pennsylvania 19004
[PHILADELPHIA CONSOLIDATED HOLDING CORP. LIBERTY BELL GRAPHIC]

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To The Holders of Common Stock:
      The Annual Meeting of Shareholders of Philadelphia Consolidated Holding Corp. (the “Company”) will be held on April 28, 2005 at 10:00 A.M. at the Marriott West Hotel, 111 Crawford Avenue, Conshohocken, Pennsylvania for the following purposes:

(1) To elect nine Directors;

(2) To vote on the adoption of the Amendment and Restatement of the Company’s Employees’ Stock Incentive and Performance Based Compensation Plan (the “Plan”) in order to, among other things, allow for the provision of incentive awards and to increase the number of shares of the Company’s common stock for which awards may be granted under the Plan;

(3) To vote on the approval of the appointment of the Company’s independent registered public accounting firm for the year 2005; and

(4) To consider such other business as may properly come before the meeting.
Shareholders of record at the close of business on March 30, 2005 are entitled to notice of, and to vote at, the meeting.

By Order of the Board of Directors

Craig P. Keller
Secretary
April 5, 2005

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
STOCK PERFORMANCE GRAPH
AUDIT COMMITTEE REPORT
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
PROPOSALS OF SHAREHOLDERS
Exhibit A

PHILADELPHIA CONSOLIDATED HOLDING CORP.
One Bala Plaza, Suite 100
Bala Cynwyd, Pennsylvania 19004

PROXY STATEMENT

       The accompanying proxy is solicited by the Board of Directors of Philadelphia Consolidated Holding Corp. (the “Company”), for use at the Annual Meeting of Shareholders to be held at the Marriott West Hotel, 111 Crawford Avenue, Conshohocken, Pennsylvania on April 28, 2005 at 10:00 A.M. This Proxy Statement, the foregoing Notice and the enclosed Proxy are being sent to shareholders of the Company on or about April 5, 2005.
      Any Proxy may be revoked at any time before it is voted by written notice mailed or delivered to the Secretary of the Company, by delivering a Proxy bearing a later date or by attending the meeting and voting in person. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted in accordance with the Board of Directors’ recommendations on each proposal.
      The Board of Directors knows of no other matters which are likely to be brought before the meeting other than those specified in the notice thereof. If any other matters properly come before the meeting however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is properly executed and returned prior to voting at the meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, executed proxies will be voted “FOR” the nine nominees for the Board of Directors, “FOR” the approval and adoption of the Amendment and Restatement of the Company’s Employees’ Stock Incentive and Performance Based Compensation Plan in order to, among other things, allow for the provision of incentive awards and to increase the number of shares of the Company’s common stock for which awards may be granted under the Plan and “FOR” the approval of the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year 2005.
      Shareholders of record at the close of business on March 30, 2005 are entitled to vote at the meeting. On March 28, 2005, the Company had outstanding 22,921,726 shares of common stock, no par value. Each outstanding share of common stock is entitled to one vote and there is no cumulative voting. As to each proposal, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering that matter. Abstentions and broker non-votes will be counted only for the purpose of determining whether a quorum is present.
      Directors will be elected by a plurality of the votes cast. As to the other proposals, the affirmative vote of a majority of the votes cast at the meeting by all shareholders entitled to vote shall constitute approval by the shareholders.
      The Company has retained American Stock Transfer & Trust Company to solicit proxies by mail, courier, telephone, or facsimile and to request brokerage houses to forward soliciting material to beneficial owners. For these services the Company will pay a fee of approximately $19,000.

1.	ELECTION OF DIRECTORS
      The Board of Directors has nominated for election the nine persons named below, to hold office until the next Annual Meeting and until their successors have been duly elected and qualified. The Company believes that each nominee named below will be able to serve. However, should any such nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

Nominees for Director
      The names and ages of the nominees, their principal occupations, length of service as Directors of the Company, and certain other biographical information are set forth below:
      JAMES J. MAGUIRE, age 71, currently serves as Chairman of the Board of Directors. He previously served as Chief Executive Officer until October 1, 2002 and has served as Chairman of the Board of Directors of the Company since its formation in 1981 and its subsidiaries since their formation. Mr. Maguire also previously served as President of the Company until October 1999. He has worked in the insurance industry for over 40 years with experience in insurance accounting, underwriting, sales and marketing, claims management and administration. Mr. Maguire is a member of the Board of Managers of Beneficial Savings Bank.
      JAMES J. MAGUIRE, JR., age 44, joined the Company in 1996 and has served on the Board of Directors since 1997. He currently serves as President and Chief Executive Officer. Prior to his appointment as Chief Executive Officer, Mr. Maguire, Jr. served as Executive Vice President and Chief Operating Officer, and Vice President of Underwriting for the Company. Mr. Maguire, Jr. serves as a trustee of Saint Joseph’s University. Mr. Maguire, Jr. is the son of Mr. James J. Maguire.
      SEAN S. SWEENEY, CPCU, RPLU, age 47, joined the Company in 1979 and has served on the Board of Directors of the Company since 1996. He currently serves as Executive Vice President, Director of Marketing. Prior to his appointment as Executive Vice President, he served as Senior Vice President, Director of Marketing for the Company since 1987. Mr. Sweeney previously was employed by the Company as a Regional Vice President, Regional Sales Manager, and sales representative. His current responsibilities include management of all marketing and sales for the Company. Mr. Sweeney is the nephew of Mr. James J. Maguire.
      MICHAEL J. CASCIO, age 49, has served on the Board of Directors since February 2003. Mr. Cascio served as President and CEO of Overseas Partners US Reinsurance Company up until November 15, 2003. Prior to his appointment as President and CEO in 2001, Mr. Cascio served as Executive Vice President and Chief Underwriting Officer for Overseas Partners Ltd. from 2000 to 2001, Executive Vice President, Chief Underwriting Officer for Greenwich Re from 1998 to 1999, and Senior Vice President, Chief Underwriting Officer for Stockton Re from 1994 to 1998. Mr. Cascio is a Fellow of the Casualty Actuarial Society and a Member of the American Academy of Actuaries and has over 25 years of experience in the insurance industry, with concentration in the actuarial, underwriting and reinsurance areas.
      ELIZABETH H. GEMMILL, age 59, has served on the Board of Directors of the Company since 2000. Ms. Gemmill is currently Chairman of the Board of Philadelphia University and President of the Warwick Foundation. Ms. Gemmill previously served as Vice President and Secretary of the Tasty Baking Company from 1988 to 1999. Ms. Gemmill serves as a director of Universal Display Corporation, a technology research and development company.
      MARGARET M. MATTIX, age 47, has served on the Board of Directors since February 2003. Ms. Mattix currently serves as Global Marketing Manager, Polyethylene, Exxon Mobil Chemical. Previously, she was Senior Vice President of Advanced Elastomer Systems, L.P, a joint venture between Solutia and Exxon Mobil Chemical. Ms. Mattix has over 25 years of varied business experience in the areas of marketing, product development, human resources, e-business and strategic partnerships within the specialty-manufacturing sector.
      MICHAEL J. MORRIS, age 70, has served on the Board of Directors of the Company since 1993. Mr. Morris served as Chairman and Chief Executive Officer of Transport International Pool Corporation, a multinational corporation that principally provides transport services, from 1975 to his retirement in 1992. Mr. Morris is a member of the Board of Managers of Beneficial Savings Bank and a director of Met-Pro Corp., a pollution control and fluid handling company.
      DONALD A. PIZER, age 60, joined the Board of Directors of the Company in March 2004. Mr. Pizer served as an audit partner of Ernst & Young LLP from 1982 until his retirement in June 2003. Prior to his retirement, Mr. Pizer was the Associate National Director of Financial Services Industry Services for Ernst & Young LLP and worked principally in their assurance and advisory business services.

      DIRK A. STUUROP, age 56, joined the Board of Directors of the Company in February 2004 and had previously served as a member of the Board from October 1999 to September 2002. Mr. Stuurop currently is President of Stuurop & Co., a privately owned strategic advisory firm. Mr. Stuurop served in various investment banking positions with Merrill Lynch and Co. from 1982 until his retirement in early 1999, most recently as Chairman, Global Financial Institutions. From May 1, 2003 to November 1, 2003, Mr. Stuurop served as Senior Executive Director to Banc of America Securities, LLC. Mr. Stuurop also serves on the Board of Directors of Ram Re Holdings, a privately owned financial guaranty reinsurance company located in Bermuda.
Director Independence
      The standards relied upon by the Board of Directors in affirmatively determining whether a director is “independent,” in compliance with the rules of The Nasdaq Stock Market (“Nasdaq”), are comprised, in part, of those objective standards set forth in the Nasdaq rules, which generally provide that no director or nominee for director qualifies as “independent” unless the Board of Directors affirmatively determines that such person has no relationship with the Company which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Specifically, the following persons may not be considered independent: (i) a director or nominee for director who is, or at any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company; (ii) a director or nominee for director who accepts, or has a family member who accepts, any payments from the Company or any parent or subsidiary of the Company in excess of $60,000 during the current fiscal year or any of the past three fiscal years, other than (1) compensation for Board or Board committee service, (2) payments arising solely from investments in the Company’s securities, (3) compensation paid to a family member who is a non-executive employee of the Company or a parent or subsidiary of the Company, and (4) benefits under a tax-qualified retirement plan, or non-discretionary compensation); (iii) a director or nominee for director who is a family member of an individual who is, or at any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company as an executive officer; (iv) a director or nominee for director who is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than (1) payments arising solely from investments in the Company’s securities or (2) payments under non-discretionary charitable contribution matching programs; (v) a director or nominee for director who is, or has a family member who is, employed as an executive officer of another entity at any time during the past three years where any of the executive officers of the Company serve on the compensation committee of such other entity; and (vi) a director or nominee for director who is, or has a family member who is, a current partner of the Company ’s independent registered public accounting firm, or was a partner or employee of the Company ’s independent registered public accounting firm, and worked on the Company ’s audit at any time during the past three years.
      The Board of Directors, in applying the above-referenced standards, has affirmatively determined that each of the following individuals is an “independent” director of the Company: Mr. Cascio, Ms. Gemmill, Ms. Mattix, Mr. Morris, Mr. Pizer, and Mr. Stuurop. As part of the Board’s process in making such determination, each such director provided confirmation that (a) all of the above-cited objective criteria for independence are satisfied and (b) each such director has no other relationship with the Company which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Independent Directors
      The Company’s Board of Directors has determined that a majority of its members meet Nasdaq’s standards for independence. See “Director Independence” above. The Company’s independent directors will meet in executive session at least twice during fiscal 2005.

Audit Committee
      The Company’s Board of Directors has determined that all members of the Audit Committee meet the standards of independence required of audit committee members by Nasdaq and applicable United States Securities and Exchange Commission (“SEC” or the “Commission”) rules. See “Director Independence” above.
      The Board of Directors has determined that: (i) none of the members of the Audit Committee has participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years, (ii) all of the members of the Audit Committee are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement, and (iii) Donald A. Pizer, who previously served as an audit partner of Ernst & Young LLP from 1982 until his retirement in June 2003, is an Audit Committee financial expert. The Board made a qualitative assessment of Mr. Pizer’s level of knowledge and experience based on a number of factors, including his formal education, past employment experience in accounting and professional certification in accounting.
      The Audit Committee operates under a formal written charter adopted by the Board of Directors that governs its duties and conduct. The charter is reviewed annually for changes, as appropriate. Copies of the charter can be obtained free of charge on the Company’s web site, www.phly.com, or by contacting the Company at the address appearing on the first page of this proxy statement to the attention of Corporate Secretary.
      PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, reports directly to the Audit Committee. The Audit Committee meets with management and the Company’s independent registered public accounting firm prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, any significant deficiencies in the design or operation of internal control over financial reporting. The Audit Committee has also established procedures to enable confidential and anonymous reporting to the Audit Committee of concerns regarding accounting or auditing matters. The Company conducts an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and all such transactions must be approved by the Audit Committee.
Compensation Committee
      All members of the Compensation Committee have been determined to meet Nasdaq’s standards for independence. See “Director Independence” above. Further, each member is a “non-employee director”, as defined under Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, and an “outside director” as defined in Treasury Regulations Section 1.162-27, promulgated under the Internal Revenue Code of 1986, as amended.
Governance and Nominating Committee
      All members of the Governance and Nominating Committee have been determined to meet Nasdaq’s standards for independence. See “Director Independence” above. The Governance and Nominating Committee operates under a formal written charter that governs its duties and standards of performance. Copies of the charter can be obtained free of charge on the Company’s web site, www.phly.com, or by contacting the Company at the address appearing on the first page of this proxy statement to the attention of Corporate Secretary.
      As part of its duties, the Committee develops and recommends to the Board corporate governance principles. The Committee also identifies and recommends individuals for Board membership. To be considered for membership on the Board a candidate should meet the following criteria, at a minimum: a solid education, extensive business, professional or academic experience, and the requisite reputation, character, skills and judgment, which, in the Committee’s view, have prepared him or her for dealing with the multifaceted financial, business and other issues that confront a Board of Directors of a corporation with the size, complexity, reputation and success of the Company.
      In connection with each of the Company’s annual meetings of shareholders, the Committee will consider candidates for director recommended by any shareholder who (a) has been a continuous record owner of at least 2% of the Company’s common stock for at least one year prior to submission and (b) provides a written statement that the holder intends to continue ownership of the shares through the shareholders meeting. Such recommendation must be made by written notice addressed to the Secretary of the Company given no more than 120 days and no less than 90 days prior to the anniversary date of the last annual meeting of shareholders. Consequently, any such recommendation for consideration by the Committee with respect to the Company’s 2006 annual meeting of shareholders must be made no earlier than December 28, 2005 or later than January 27, 2006.
      Pursuant to the above procedures, once the Governance and Nominating Committee has identified prospective nominees, background information will be elicited about the candidates, following which they will be investigated, interviewed and evaluated by the Committee, which will then report to the Board of Directors. No distinctions will be made as between internally-recommended candidates and those recommended by shareholders.
      All the director nominees named in this proxy statement met the Board’s criteria for membership and were recommended by the Governance and Nominating Committee for election by shareholders at this Annual Meeting.
Code of Conduct
      The Company has adopted a Code of Conduct that includes provisions ranging from restrictions on gifts to conflicts of interest, portions of which Code are intended to meet the definition of a “code of ethics” under applicable SEC rules. The Code is applicable to all directors, officers and employees, including the principal executive officer, principal financial officer, controller and persons performing similar functions. Copies of the Code can be obtained free of charge on the Company’s web site, www.phly.com, or by contacting the Company at the address appearing on the first page of this proxy statement to the attention of Corporate Secretary.
Communication With the Board of Directors
      A shareholder who wishes to communicate with the Board of Directors, or specific individual directors, may do so by directing a written request addressed to such directors or director at the address appearing on the first page of this proxy statement. All communications directed to members of the Board will be relayed to the intended Board member(s).
Additional Information Regarding the Board
      Meetings. During 2004, the Board of Directors met four times. Each director attended at least 75% of the total number of meetings of the Board of Directors and any committee on which such director served, except for Mr. William J. Henrich, Jr. who attended 58% of all such meetings, and Mr. J. Eustace Wolfington, who attended 69% of all such meetings.
      Board Committees. The Audit Committee met nine times in 2004. The Audit Committee consists of Mr. Morris (Chairperson), Ms. Gemmill and Mr. Pizer. Among other duties, the Audit Committee recommends the selection of the Company’s independent registered public accounting firm; reviews and recommends action by the Board regarding the Company’s quarterly and annual reports filed with the SEC; discusses the Company’s audited financial statements with management and the independent registered public accounting firm; and reviews the scope and results of the independent audit and any internal audit.

      The Compensation Committee met four times in 2004. The Compensation Committee consists of Ms. Mattix (Chairperson), Messrs. Cascio and Morris. Among other duties, the Compensation Committee evaluates the performance of the Company’s principal officers, recommends to the Board of Directors the selection and compensation of principal officers, and administers the Company’s various compensation plans.
      The Investment Committee met four times in 2004 and is responsible for monitoring investment policy and activities of the Company. The Investment Committee consists of Mr. Stuurop (Chairperson), Ms. Gemmill, Messrs. Maguire, Maguire, Jr., Pizer, and Sweeney.
      The Governance and Nominating Committee met one time in 2004 and consists of Mr. Cascio (Chairperson), Ms. Mattix, and Mr. Stuurop. The Governance and Nominating Committee is responsible for recommending to the Board of Directors candidates for nomination to the Board.
      The Company does not have a policy with regard to Board members attendance at annual shareholder meetings. Ten of the Company’s twelve directors who then comprised the Board attended the 2004 Annual Meeting of Shareholders.
Related Party Transactions
      Mr. Timothy J. Maguire, the son of James J. Maguire and the brother of James J. Maguire, Jr. and Christopher J. Maguire, is an employee of the Company. During 2004 he earned $216,857 in salary and bonus. Mr. Timothy J. Maguire also received fringe benefits typical for the Company’s employees of the same class.
      In 2004, the split dollar life insurance agreement referred to in Footnote 8 to the Summary Compensation table included in this Proxy Statement was terminated. As a result of such termination, pursuant to the terms of the agreement, (a) the Company was paid by the insurance company which issued the insurance policy $2,733,044, being the aggregate amount of the funds previously advanced by the Company for premiums paid under such policy, and (b) the trust established by James J. Maguire, the Company’s Chairman, and his wife, Frances M. Maguire, for the benefit of their children and grandchildren, received from such insurance company $312,918, being the excess of the amount of the cash surrender value of the policy over the amount paid to the Company. The trust was the beneficiary of such policy.
Management — Directors and Executive Officers
      Directors hold office until the next annual meeting of the shareholders, or until their successors are duly elected and qualified. Officers are elected by and serve at the discretion of the Board of Directors. The nominees for Director and the Executive Officers of the Company are as follows:

Name	Age	Position

James J. Maguire	71	Chairman of the Board of Directors
James J. Maguire, Jr.	44	Director, President and Chief Executive Officer
Sean S. Sweeney	47	Director, Executive Vice President
Michael J. Cascio	49	Director
Elizabeth H. Gemmill	59	Director
Margaret M. Mattix	47	Director
Michael J. Morris	70	Director
Donald A. Pizer	60	Director
Dirk A. Stuurop	56	Director
P. Daniel Eldridge	50	President and Chief Executive Officer, Liberty American Insurance Group
Craig P. Keller	54	Executive Vice President, Secretary, Treasurer, and Chief Financial Officer
Christopher J. Maguire	40	Executive Vice President
      See “Nominees for Director” for the biographies of the Directors.

      P. DANIEL ELDRIDGE, age 50, joined the Company in 1983 and currently serves as President and Chief Executive Officer of Liberty American Insurance Group. Prior to his appointment as President and Chief Executive Officer of Liberty American Insurance Group in 1999, he served as Senior Vice President of the Company. Mr. Eldridge was previously employed by the Company as a Regional Vice President, Regional Sales Manager and Sales Representative.
      CRAIG P. KELLER, age 54, joined the Company as Vice President and Chief Financial Officer in December 1992 and was appointed Secretary in 1993, Treasurer in 1997, Senior Vice President in 1999 and Executive Vice President in 2003. Mr. Keller, formerly with Coopers & Lybrand, is a Certified Public Accountant.
      CHRISTOPHER J. MAGUIRE, age 40, joined the Company in 1987. He currently serves as Executive Vice President and Chief Underwriting Officer. Prior to his appointment as Executive Vice President, he served as Senior Vice President, Chief Underwriting Officer from 2000 to 2003 and Vice President-Underwriting from 1997 to 2000. Mr. Maguire was previously employed by the Company as Assistant Vice President and in various underwriting positions. Mr. Maguire is the son of James J. Maguire and the brother of James J. Maguire, Jr.
Security Ownership of Certain Beneficial Owners and Management
      The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 28, 2005 by: (i) each person known to the Company to own beneficially more than 5% of the outstanding common stock; (ii) each of the Company’s directors and persons referred to in the Summary Compensation Table; and (iii) all of the directors and executive officers as a group. As used in this table, “beneficially owned” means the sole or shared power to vote or dispose of, or to direct the voting or disposition of, the shares, or the right to acquire such power within 60 days after March 28, 2005 with respect to any shares.

	Shares		Percent
	Beneficially		Beneficially
Name(1)	Owned(2)		Owned

James J. Maguire	3,448,397	(3)	15.0%
James J. Maguire, Jr.	636,822	(4)	2.7%
Frances M. Maguire	3,558,678	(5)	15.5%
Michael J. Cascio	1,733		*
Elizabeth H. Gemmill	4,193		*
William J. Henrich, Jr.	6,000		*
Margaret M. Mattix	1,810		*
Maureen H. McCullough	1,658		*
Michael J. Morris	5,000		*
Donald A. Pizer	301		*
Dirk A. Stuurop	1,007		*
Sean S. Sweeney	128,821	(6)	*
J. Eustace Wolfington	312,350		1.4%
Craig P. Keller	11,574	(7)	*
Christopher J. Maguire	283,374	(8)	1.2%
P. Daniel Eldridge	2,606		*
EARNEST Partners, LLC	2,601,092	(9)	11.3%
FMR Corp.	2,025,917	(10)	8.8%
Kayne Anderson Rudnick Investment Management, LLC	1,295,649	(11)	5.7%
Federated Investors, Inc.	1,172,792	(12)	5.1%
All Directors and Executive Officers as a Group (15 persons)	4,628,430		19.9%

*	Less than 1%

(1)	The named shareholders’ business address is One Bala Plaza, Suite 100, Bala Cynwyd, PA 19004, except that the business address of: EARNEST Partners, LLC is 75 Fourteenth Street, Suite 2300, Atlanta, GA 30309; FMR Corp. is 82 Devonshire Street, Boston, MA 02109; Kayne Anderson Rudnick

Investment Management, LLC is 1800 Avenue of the Stars, Second Floor, Los Angeles, CA 90067; and Federated Investors, Inc. is Federated Investors Tower, Pittsburgh, PA 15222-3779.

(2)	To the Company’s knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, unless otherwise noted in the footnotes to this table.

(3)	Of these shares, 1,750,500 are owned jointly by Mr. Maguire and his wife Frances M. Maguire, as to which Mr. Maguire shares the voting and investment power with his wife; 258,266 shares are owned by The Maguire Foundation, of which Mr. Maguire is co-director with his wife and shares voting and investment power with his wife for such shares; 46,500 shares are pledged to Mr. Maguire by his children, as to which Mr. Maguire has the voting power; and 196,000 are owned of record by his wife. Mr. Maguire disclaims beneficial ownership of the 196,000 shares owned of record by his wife.

(4)	Of these shares, 110,816 shares are owned by a trust for the benefit of Mr. James J. Maguire, Jr.; 176,132 shares are in trusts for the other children of Mr. James J. Maguire, of which Mr. James J. Maguire, Jr. is deemed to be beneficial owner of such shares because he has shared voting and investment power of such shares as co-trustee of these trusts; and 239,150 shares are subject to currently outstanding options exercisable on or before 60 days from March 28, 2005.

(5)	Of these shares, 582,784 are owned in a trust established by Mr. James J. Maguire of which Ms. Maguire is sole trustee and possesses sole voting and investment power with respect to such shares; 771,128 shares are in trusts for the children of Mr. and Mrs. James J. Maguire, of which Ms. Frances Maguire is deemed to be beneficial owner of such shares because she has shared voting and investment power of such shares as co-trustee of these trusts; 1,750,500 shares are owned jointly by Ms. Maguire and her husband James J. Maguire, as to which Ms. Maguire shares the voting and investment power with her husband; and 258,266 shares are owned by The Maguire Foundation, of which Ms. Maguire is co-director with her husband, and shares voting and investment power with her husband for such shares.

(6)	Shares beneficially owned include 40,000 shares subject to currently outstanding options exercisable on or before 60 days from March 28, 2005.

(7)	Shares beneficially owned include 7,500 shares subject to currently outstanding options exercisable on or before 60 days from March 28, 2005.

(8)	Of these shares, 99,816 shares are owned by a trust for the benefit of Mr. Christopher J. Maguire and 54,000 shares are subject to currently outstanding options exercisable on or before 60 days from March 28, 2005.

(9)	According to the Schedule 13G filed in February 2005 with the SEC by EARNEST Partners, LLC: EARNEST Partners, LLC has sole voting power with respect to 1,519,205 of such shares, shared voting power with respect to 595,587 of such shares and sole investment power with respect to 2,601,092 of such shares; and all of its shares were acquired in the ordinary course of business, were not acquired for the purpose of and do not have the effect of changing or influencing the control of the Company and were not acquired in connection with, or as a participant in, any transaction having such purposes or effect.

(10)	According to the Schedule 13G filed in February 2005 with the SEC by FMR Corp.: FMR Corp. has sole voting power with respect to 302,760 of such shares and sole investment power with respect to 2,025,917 of such shares; and all of its shares were acquired in the ordinary course of business, were not acquired for the purpose of and do not have the effect of changing or influencing the control of the Company and were not acquired in connection with, or as a participant in, any transaction having such purposes or effect.

(11)	According to the Schedule 13G filed in February 2005 with the SEC by Kayne Anderson Rudnick Investment Management, LLC; Kayne Anderson Rudnick Investment Management, LLC has sole voting and investment power with respect to 1,295,649 of such shares; and these shares were acquired and are held in the ordinary course of business and were not acquired and are not held for the purpose of and do not have the effect of changing or influencing the control of the Company and were not acquired in connection with, or as a participant in, any transaction having such purposes or effect.

(12)	According to the Schedule 13G filed in February 2005 with the SEC by Federated Investors, Inc.; Federated Investors, Inc. has sole voting and investment power with respect to 1,172,792 of such shares; and these shares were acquired in the ordinary course of business, were not acquired for the purpose of and do not have the effect of changing or influencing the control of the Company and were not acquired in connection with, or as a participant in, any transaction having such purposes or effect.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires that the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
      Based solely on its review of the copies of such forms received by it, for the period January 1, 2004 through December 31, 2004 the Company believes that all filing requirements applicable to its officers and directors were complied with, except for one late filing of a Form 4 in connection with one transaction for each of Messrs. Maguire, Jr., Eldridge, Keller, Christopher J. Maguire and Sweeney.
Executive Compensation
      The following table sets forth certain information with respect to compensation paid or accrued by the Company during each of the last three years to the Company’s Chief Executive Officer, and each of the Company’s other executive officers.
Summary Compensation Table

								Long-Term
								Compensation Awards

		Annual Compensation						No. of Shares
						Other Annual		Underlying	All Other
Name and Principal Position	Year	Salary($)		Bonus($)		Compensation($)		Options(#)	Compensation($)

James J. Maguire, Jr.,	2004	375,000	(1)	75,000	(1)	—		50,000	19,186(7)
Director, President	2003	350,000	(1)	150,000	(1)	—		20,000	7,416(7)
and Chief Executive	2002	324,400	(1)	—		32,940	(2)	125,000	—
Officer

James J. Maguire,	2004	1,000,000	(1)	—		85,642	(3)	—	10,264(8	)(9)
Chairman of the Board	2003	600,000	(1)	—		87,952	(3)	—	10,061(8	)(9)
	2002	600,000	(1)	—		63,847	(3)	—	128,392(8	)(9)

Sean S. Sweeney,	2004	300,000	(1)	62,500	(1)	91,506	(4)	30,000	23,518(7	)(9)
Director and Executive	2003	285,000	(1)	120,000	(1)	88,786	(4)	15,000	16,340(7	)(9)
Vice President	2002	250,000	(1)	—		86,790	(4)	45,000	8,250(9)

P. Daniel Eldridge,	2004	229,000	(1)	50,000	(1)	—		20,000	19,422(7	)(9)
President and Chief	2003	210,000	(1)	120,000	(1)	—		10,000	14,081(7	)(9)
Executive Officer,	2002	195,000	(1)	—		24,270	(5)	10,000	8,250(9)
Liberty American
Insurance Group, Inc.

Craig P. Keller, Executive	2004	300,000	(1)	62,500	(1)	—		30,000	23,180(7	)(9)
Vice President,	2003	280,000	(1)	120,000	(1)	—		65,000	15,798(7	)(9)
Secretary, Treasurer,	2002	236,500	(1)	—		28,523	(6)	10,000	8,250(9)
and Chief Financial
Officer

Christopher J. Maguire,	2004	300,000	(1)	62,500	(1)	90,491	(4)	30,000	23,446(7	)(9)
Executive Vice	2003	280,000	(1)	120,000	(1)	92,156	(4)	65,000	16,053(7	)(9)
President	2002	231,825	(1)	—		89,531	(4)	70,000	—

(1)	Such salary and bonus amounts were earned in the year indicated.

(2)	Of this amount $12,842 represents amounts paid by the Company for employee health insurance benefits.

(3)	Of this amount $57,776, $50,108 and $40,290 represents the imputed lease value of Company autos used for personal purposes for 2004, 2003 and 2002, respectively.

(4)	Of this amount $60,760 was paid to the named person by the Company in connection with a mutually agreed termination of the rights of such person in connection with the unvested portion of such person’s rights under the stock appreciation rights previously granted by the Company. The same amount will be paid in connection with such termination in each of the years 2005 and 2006.

(5)	Of this amount $8,659 and $9,139 represents amounts paid by the Company for employee health insurance benefits and auto allowance, respectively.

(6)	Of this amount $12,842 and $9,132 represents amounts paid by the Company for employee health insurance benefits and auto allowance, respectively.

(7)	Includes $19,186, $15,255, $10,197, $13,955 and $14,221 for 2004, and $7,416, $7,340, $5,081, $6,798, and $7,053 for 2003 vested amount for the Company’s unfunded non-qualified Key Employee Deferred Compensation Plan for Messrs. Maguire, Jr., Sweeney, Eldridge, Keller, and Christopher J. Maguire, respectively.

(8)	Pursuant to an agreement between the Company and a trust created by Mr. James J. Maguire and his wife, Frances M. Maguire, the trust has purchased a split-dollar life insurance policy on the joint lives of Mr. Maguire and his wife. Under the agreement, the Company has paid the premiums on the policy through 2002 and the trust is the beneficiary of the insurance policy. The premiums paid by the Company in 2002 pursuant to this arrangement was $338,174. The amount in this column does not include such premium payment. However, the amount in this column includes the sum of each future years’ present value of the imputed interest on such premium payments (adjusted for the cost of term insurance based upon the joint lives of Mr. Maguire and his wife). The interest amount calculated for 2004, 2003 and 2002 is $1,039, $1,061 and $120,142, respectively. Pursuant to the split dollar arrangement described above, prior to 2003 Mr. Maguire received each year an amount equal to the portion of the annual premium due and payable on the life insurance policy which is not paid by the Company pursuant to the above described formula, but paid by Mr. Maguire. The amount reported in this column included said amount totaling $7,756 in 2002. The Company discontinued paying the premiums on this policy commencing with the 2003 premium as a result of certain restrictions in the Sarbanes-Oxley Act. This split dollar life insurance agreement was terminated in 2004, see “Related Party Transactions” included in this Proxy Statement.

(9)	Includes $9,225, $9,000 and $8,250 for matching contributions by the Company under its defined contribution plan for 2004, 2003 and 2002, respectively.

Stock Option Grants
      The following table contains information concerning the grant of stock options during 2004 to the Company’s Chief Executive Officer and each of the Company’s other executive officers. There were no stock appreciation rights (“SARs”) granted in 2004 to the named persons.
Option Grants in 2004

	Individual Grants
					Potential Realizable Value
		% of Total			at Assumed Annual Rates of
	No. of Shares	Options			Stock Price Appreciation for
	Underlying	Granted to	Exercise		Option Term($)
	Options	Employees in	Price	Expiration
Name	Granted(1)	2004	($/Share)	Date	5%	10%

James J. Maguire, Jr.	50,000	10.4%	$53.22	2/11/14	$1,673,489	$4,240,949
James J. Maguire	—	—	—	—	—	—
Sean S. Sweeney	30,000	6.2%	$53.22	2/11/14	$1,004,093	$2,544,569
P. Daniel Eldridge	20,000	4.2%	$53.22	2/11/14	$669,395	$1,696,379
Craig P. Keller	30,000	6.2%	$53.22	2/11/14	$1,004,093	$2,544,569
Christopher J. Maguire	30,000	6.2%	$53.22	2/11/14	$1,004,093	$2,544,569

(1)	Options are exercisable after the fifth anniversary from date of grant.
Stock Option Exercises and Holdings
      The following table sets forth information relating to the number and value of options and SARs held at December 31, 2004 by the Company’s Chief Executive Officer and by each of the Company’s other executive officers. There were no option/ SAR exercises in 2004 or SARS outstanding at December 31, 2004 for the named persons.
Option Values at December 31, 2004 (1)

	Number of Securities
	Underlying Unexercised		Value of Unexercised
	Options at		in-the-Money Options at
	Fiscal Year End(#)		Fiscal Year End($)

	Exercisable	Unexercisable	Exercisable	Unexercisable

James J. Maguire, Jr(2)	239,150	250,000	13,136,403	7,705,085
James J. Maguire	—	—	—	—
Sean S. Sweeney(3)	88,000	142,000	3,616,275	4,210,535
P. Daniel Eldridge(4)	50,000	65,000	2,585,125	1,814,735
Craig P. Keller(5)	7,500	140,000	272,550	4,213,335
Christopher J. Maguire(6)	29,000	266,000	932,340	9,185,020

(1)	All share and per share amounts granted prior to November 1997 were restated to reflect a two-for-one split of the Company’s common stock distributed in November 1997.

(2)	Exercise price of: $9.313 for 136,250 options; $8.500 for 2,900 options; $13.875 for 100,000 options; $22.813 for 5,000 options; $26.000 for 50,000 options; $40.210 for 25,000 options; $29.820 for 100,000 options; $38.380 for 20,000 options; and $53.220 for 50,000 options.

(3)	Exercise price of: $14.375 for 35,000 options; $22.813 for 5,000 options; $26.000 for 35,000 options; $29.800 for 65,000 options; $40.210 for 10,000 options; $38.480 for 35,000 options; $38.380 for 15,000 options; and $53.220 for 30,000 options.

(4)	Exercise price of: $14.500 for 25,000 options; $14.375 for 25,000 options; $22.813 for 5,000 options; $26.000 for 20,000 options; $40.210 for 10,000 options; $38.380 for 10,000 options; and $53.220 for 20,000 options.

(5)	Exercise price of: $22.813 for 5,000 options; $26.000 for 25,000 options; $29.800 for 12,500 options; $40.210 for 10,000 options; $30.900 for 20,000 options; $31.360 for 30,000 options; $38.380 for 15,000 options; and $53.220 for 30,000 options.

(6)	Exercise price of: $14.375 for 25,000 options; $22.813 for 5,000 options; $26.000 for 75,000 options; $29.800 for 25,000 options; $29.820 for 25,000 options; $38.480 for 35,000 options; $40.210 for 10,000 options; $30.900 for 20,000 options; $31.360 for 30,000 options; $38.380 for 15,000 options; and $53.220 for 30,000 options.
Equity Compensation Plan Information

			Number of Securities
			Remaining Available for
			Future Issuance Under
	Number of Securities to	Weighted-Average	Equity Compensation
	be Issued upon Exercise	Exercise Price of	Plans (Excluding
	of Outstanding Options,	Outstanding Options,	Securities Reflected in
	Warrants and Rights	Warrants and Rights	Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	2,643,700	$32.59	2,621,325	(1)
Equity compensation plans not approved by security holders	—	—	147,451	(2)

Total	2,643,700	$32.59	2,768,776

(1)	Includes 622,505, 342,532, 1,645,975 and 10,313 shares of the Company’s common stock available for future issuance under the Company’s Non-Qualified Employee Stock Purchase Plan, Employee Stock Purchase Plan, Employee Stock Option Plan and Directors Stock Purchase Plan, respectively.

(2)	These shares of the Company’s common stock are available for future issuance under a stock purchase plan for the Company’s eligible Preferred Agents approved by the Company’s Board of Directors. Under this Plan the Company’s eligible Preferred Agents may purchase shares of the Company’s common stock during 30 day offering periods as designated by the Company’s Preferred Agent Committee at a per share price equal to 85% of the lesser of the fair market value of a share of the Company’s common stock on the first business day of the offering period or the last day of the offering period. Any shares purchased pursuant to the Plan are restricted for a period of two-years, measured from the first day of the relevant offering period, and no eligible Preferred Agent is permitted to purchase shares under the plan during any three consecutive calendar years having an aggregate value in excess of $100,000.
Employment Agreements
      Various subsidiaries of the Company entered into employment agreements with Messrs. James J. Maguire, James J. Maguire, Jr., Sean S. Sweeney, P. Daniel Eldridge, Craig P. Keller and Christopher J. Maguire effective as of June 1, 2002. Such employment agreements provide for base compensation, subject to periodic reviews and possible increases in the sole discretion of the employer. The base compensation amounts are as follows: Mr. James J. Maguire — $600,000; Mr. James J. Maguire, Jr. — $325,000; Mr. Sean S. Sweeney — $250,000; Mr. P. Daniel Eldridge — $195,000; Mr. Craig P. Keller — $236,500; Mr. Christopher J. Maguire — $231,825. The term of each agreement is five years, but in the event of a Hostile Change in Control (as that term is defined in the agreements) the term of the agreements is automatically extended for an additional three years.

      Effective as of January 1, 2004, the employment agreement with James J. Maguire was amended and restated. The Amended and Restated Agreement (the “Agreement”) provides that Mr. Maguire will serve as Chairman of the Company for five years. At the option of the Company, exercisable by written notice given during 2008, the term may be extended for an additional five years. Also, in the event of a Hostile Change of Control (as that term is defined in the Agreement) the term of the Agreement shall be automatically extended for three years, commencing upon the then applicable expiration date. Under the Agreement Mr. Maguire receives base compensation of $1,000,000 per year during the initial term of the Agreement, and the Company may reduce such compensation to a lesser amount (but not less than $600,000) during any extended term. During any extended term, Mr. Maguire may elect to perform his duties as a non-employee Chairman. The Agreement provides that Mr. Maguire will be paid a bonus of $2,000,000 in the event that (1) the closing price on any five consecutive trading days prior to May 1, 2009 of the Company’s common stock is equal to or greater than $80 per share (such price being subject to an appropriate adjustment in the event of a stock split or similar events), and at such time he is still an employee of the Company or any affiliate, unless his employment is terminated subsequent to a Hostile Change of Control, in which event he need not be employed when such closing price reaches such amount), or (2) prior to May 1, 2009 there has been a Hostile Change of Control, and subsequent thereto the Company’s common stock is no longer traded on NASDAQ, the New York Stock Exchange or the American Stock Exchange. Such bonus is payable no later than 30 days after Mr. Maguire’s employment is terminated. The Agreement also provides that in the event amounts payable or otherwise benefiting Mr. Maguire under the Agreement (determined on an aggregate basis, taking into account amounts payable or otherwise benefiting him under any other plan, agreement or arrangement) constitute “excess parachute payments”, as that term defined for purposes of Section 280G of the Internal Revenue Code, Mr. Maguire shall receive additional payments. The additional payments will be in an amount such that after payment of various excise and income taxes attributable to the excess parachute payment and such additional payments, the net economic benefit will equal the net economic benefit Mr. Maguire would have received under the terms of the Agreement (and/or under any other plan, agreement or arrangement of the Company) if no portion of such payments and benefits were treated as excess parachute payments. Such additional payments are payable regardless of any termination of the Agreement.
      Under the agreements the employees are entitled to group health, disability, life insurance and pension benefits as are made available to employees of the Company generally. Each agreement is subject to termination by the employer for Cause (as that term is defined in the agreements) and is subject to termination by the employee for Good Reason (as that term is defined in the agreements). In the event that the employee is terminated without Cause and for reasons unrelated to the employee’s disability or death, or resigns for Good Reason within twelve weeks of the occurrence of the event giving rise to Good Reason, the employee is entitled to receive his base compensation for the lesser of 36 months (48 months in the event of a Hostile Change in Control) or the remainder of the term of the employment agreement (but in no event for less than six months), paid in accordance with employer’s regular payroll practices. The employment agreements also contain various provisions relating to confidentiality and restrictive covenants.
Directors Compensation
      Non-employee directors receive annual compensation of $30,000, plus $2,000 for each Board meeting attended and $800 for each Committee meeting attended, except for the Chairperson of each Committee, who receives $1,500 for each Committee meeting attended. Non-employee directors may designate a portion of their fees to be used for the purchase of shares of the Company’s common stock under the terms of the Directors Stock Purchase Plan. Directors who are employees of the Company do not receive any additional compensation for serving as Directors or attending Board or Committee meetings.
Compensation Committee
Report on Executive Compensation
      The Compensation Committee (the “Compensation Committee”) of the Board of Directors is responsible for administering the compensation program for the Company’s executives, including the executive officers named in the Summary Compensation Table. The Compensation Committee is composed exclusively of independent, non-employee directors who are not eligible to participate in any of the Company’s executive compensation programs. All decisions by the Compensation Committee relating to the compensation of the Company’s executive officers are subject to the approval of a majority of the independent members of the Board of Directors.
      Compensation Philosophy. The Company’s executive compensation program is based upon a pay-for-performance philosophy. The Company is committed to a strong link between its business and strategic goals and its compensation program. The financial goals for certain elements of the compensation program are reviewed and approved by the Board in conjunction with its approval of the Company’s strategic and operating plans.
      Base salary. An executive’s base salary is determined by an assessment of his or her sustained performance, experience, scope and job demands, as well as current salary levels at peer companies. While some of these companies are in the Nasdaq Insurance Stocks Index and some are not, they were generally selected for the peer group because they were considered comparable to the Company, either in terms of market capitalization or because they compete with, or are in lines of business related to, the Company’s business.
      Annual Incentives. The Company utilizes cash bonuses as a principal method of tying compensation to performance. The cash bonus for the CEO, if any, is calculated based on an earnings per share formula. Other executive’s cash bonuses also are based upon an earnings per share formula and, with respect to marketing executives, upon production and profitability goals. The Company believes that the cash bonus creates a direct link between the Company’s profitability and the compensation of executives. Incentive compensation is also provided by the Stock Option Plan.
      Rationale for Chief Executive Officer Compensation. In setting Mr. Maguire Jr.’s 2004 base salary and bonus, the Compensation Committee considered, among other factors, compensation levels for chief executive officers of other peer specialty property and casualty insurance companies, Mr. Maguire Jr.’s experience and knowledge of the industry, the extent to which earnings per share targets were met, and the favorable developments achieved by the Company in 2003 under Mr. Maguire Jr.’s leadership. These developments included $62.2 million of net income, the reaffirmation of the A+ (Superior) rating from A.M. Best Company for the Company’s insurance subsidiaries, and the continued expansion of the Company’s marketing efforts.
      Policy on Deductibility of Compensation. Section 162(m) of the Internal Revenue Code (“Section 162(m)”) limits to $1.0 million the annual tax deduction for compensation paid to the Chief Executive Officer and any of the four highest paid other executive officers, unless certain requirements for performance-based compensation are met. The Compensation Committee currently intends to continue to comply with the requirements of Section 162(m) but reserves the right to provide compensation that is not deductible in order to retain or secure the services of key executives if it believes that doing so would be in the best interests of the Company and its shareholders.

Margaret M. Mattix, Chairperson
Michael J. Cascio
Michael J. Morris

STOCK PERFORMANCE GRAPH
      The graph below compares the cumulative total shareholder return on the Company’s common stock with the cumulative total return of the NASDAQ Stock Market (U.S.) (“NASDAQ — US”) Index and the NASDAQ Insurance Stocks Index (SIC Codes 631 and 633) (“NASDAQ — INS”). The comparison assumes $100 was invested on December 31, 1999 in the Company’s common stock and in each of the foregoing indices and assumes reinvestment of dividends monthly.

	1999	2000	2001	2002	2003	2004

Company	100.00	212.93	260.07	244.14	336.76	456.14
Stock Index	100.00	60.31	47.48	33.07	49.45	53.81
Industry Group Index	100.00	125.58	134.59	135.64	167.62	203.50
AUDIT COMMITTEE REPORT
      The Audit Committee of the Board of Directors (the “Audit Committee”) is comprised of the five directors named below. Each member of the Audit Committee is an independent director, as defined under the listing standard Rule 4200(a)(14) of the Nasdaq Stock Market Inc. Marketplace rules. The Audit Committee has adopted a written charter which has been approved by the Board of Directors. The Audit Committee has reviewed and discussed the Company’s audited financial statements with management, which has primary responsibility for the financial statements. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for 2004, are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles. The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU section 380). PricewaterhouseCoopers LLP has provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed independence matters with PricewaterhouseCoopers

LLP. The Audit Committee also considered whether PricewaterhouseCoopers LLP’s provisions of non-audit services is compatible with PricewaterhouseCoopers LLP’s independence.
      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for 2004.
      The foregoing report is provided by the following independent directors, who constitute the Audit Committee:

Michael J. Morris, Chairperson
Elizabeth H. Gemmill
Donald A. Pizer
Pre-Approval Policy for Services of Independent Registered Public Accounting Firm
      The Committee is required to preapprove all audit and non-audit services provided by the independent registered public accounting firm, both as to the permissibility of the independent registered public accounting firm performing such services and to the amount of fees to be paid in connection therewith, subject to certain de minimis exception for which the Committee’s approval is required prior to completion of the audit. The Committee may delegate preapproval authority to one or more of its members when appropriate, provided that the decisions of such members to grant preapprovals shall be presented to the full Committee at its next scheduled meeting. Policies and procedures for the pre-approval of audit and permissible non-audit services must be detailed as to the particular service. The Committee must be informed of each service rendered pursuant to any such policies or procedures.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
      Fees for all services provided by PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, for fiscal years 2004 and 2003 are as follows:

•	Audit Fees: Fees for services for fiscal years 2004 and 2003 relating to the annual financial statement audits and reviews of quarterly financial statements filed in the reports on Form 10-Q and statutory audits were $704,000 and $220,230, respectively.

•	Audit Related Fees: Fees for services for fiscal years 2004 and 2003 were $0.

•	Tax Fees: Fees principally for tax planning services for fiscal years 2004 and 2003 were $24,675 and $28,275, respectively.

•	All Other Fees: Fees for services for fiscal years 2004 and 2003 were $0 and $0.
      The Audit Committee has considered whether the provision of other services by the independent registered public accounting firm is compatible with maintaining its independence. The tax fees for 2003 were not preapproved by the Audit Committee due to the de minimis amount of such fees.

2.	APPROVAL OF THE AMENDED AND RESTATED EMPLOYEES’ STOCK INCENTIVE AND PERFORMANCE BASED COMPENSATION PLAN
      An amendment and restatement of our existing stock option plan, formerly known as the Philadelphia Consolidated Holding Corp. Stock Option Plan, was adopted by our Board of Directors as of March 30, 2005, subject to its approval by our shareholders, and permits grants of “incentive stock options” (“ISOs”) and “nonqualified stock options,” stock settled stock appreciation rights, restricted stock awards, and restricted stock units. For these purposes, ISOs are options that are intended to qualify as “incentive stock options” as that term is used for purposes of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and “nonqualified stock options” are options that are not intended to so qualify. Restricted stock awards granted under the Company’s amended and restated stock option plan, which will now be known as the Employees’ Stock Incentive and Performance Based Compensation Plan (the “Plan”) may be granted under special provisions that permit the income attributable to those awards to be treated as “performance-based” compensation for purposes of Code Section 162(m), or may be granted under other, more general provisions that allow restricted stock awards that are not intended to constitute performance-based compensation. Restricted stock units are similar to awards of restricted stock, but represent a right of the grantee to receive the underlying common stock at a future date after the restricted stock unit becomes vested.
      The Plan is intended to recognize the contributions made to the Company by our employees and employees of our affiliates who are eligible to participate in the Plan, and members of our Board of Directors (whether or not employees). As of March 30, 2005, there were approximately 1,000 employees and twelve directors eligible to participate in the Plan.
      The Plan differs from the stock option plan previously in effect in the following material ways:

•	The number of shares of common stock available for grant under the Plan has been increased by the addition of 750,000 shares from 5,500,000 to 6,250,000 (so that, as of the effective date of the amended and restated Plan, there are 1,993,475 shares available for grants under the Plan), subject to adjustment upon occurrence of certain events as described below in the discussion of the Number of Shares Available for Grants.

•	As previously in effect, the stock option plan only provided for grants of stock options (both ISOs and nonqualified stock options), while the Plan now also permits grants of stock settled stock appreciation rights, restricted stock awards, restricted stock units and performance based restricted stock awards.

•	Certain administrative provisions have been modified to provide that the Plan’s administrative committee has the authority to amend the terms and conditions applicable to grants outstanding under the Plan after the date of grant provided such an amendment does not violate any of the express terms or limitations of the Plan, and provided such an amendment is not, absent the grantee’s consent, detrimental to the grantee. Such terms and conditions would include, without limitation, the method of payment for the shares subject to grant, acceleration of vesting, and extension of the term and/or the exercise period of the grant.
      On March 30, 2005, the closing price of the Company’s common stock on the NASDAQ National Market System was $78.06 per share.
      The key provisions of the Plan, as amended and restated, are as follows:
Description of the Plan
      As noted above, the Plan permits grants of ISOs, nonqualified stock options, stock settled stock appreciation rights, restricted stock awards, restricted stock units and performance based restricted stock awards. In general, the terms and conditions of grants made under the Plan are established by the Plan’s administrative committee, subject to certain limitations set forth in the Plan. The description of the Plan set forth herein is only a summary of the key features of the Plan, and is qualified in all respects by reference to the actual provisions of the Plan, a copy of which is included with this Proxy Statement as Exhibit A.
Number of Shares Available for Grants
      The maximum number of shares of our common stock which may be subject to grants under the Plan will be 6,250,000 (which includes all of the shares which were available under the Plan without regard to its amendment and restatement as described here, and represents an increase in shares available for grants of 750,000), subject to adjustment in the event there are changes to the outstanding shares of our common stock through reorganization, merger, consolidation, recapitalization, reclassification, stock splits, stock dividend, stock consolidation or otherwise. In such a situation, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which grants may be made, and to the terms and conditions of any outstanding grants for which shares have not yet been issued. If any option or portion thereof expires or is terminated canceled, or surrendered for any reason without being exercised in full, the unpurchased shares of common stock which were subject to that option (or portion thereof) will be again available for future grants under the Plan. Upon the grant of a stock appreciation right, the number of shares of common stock that are treated as underlying that grant will reduce the number of shares available for other grants under the Plan as though the stock appreciation right constituted an option granted under the Plan. If the stock appreciation right expires is terminated, canceled, or surrendered for any reason without being exercised in full, the shares of common stock which were treated as though subject to an option granted under the Plan will become available for future grants under the Plan. On the exercise of a stock appreciation right, the excess of the number of shares of common stock that were, prior to its exercise, treated as though subject to an option granted under the Plan, over the number of such shares actually issued on exercise of the stock appreciation right will also become again available for future grants under the Plan. In the event any award is forfeited, the shares of common stock subject to the forfeited award (or the forfeited portion of an award) will again be available for future grants of under the Plan.
Limitation on Annual Grants of Options and Stock Appreciation Rights
      In connection with certain rules related to “performance-based compensation” that is exempt from the limitations on deduction under Section 162(m) of the Code (the “million dollar cap” on compensation deductions), a limitation has been established on the number of shares that may be subject to option and stock appreciation rights grants that can be made to any one employee during any one calendar year. As a consequence, it is anticipated that the income that is attributable to the exercise of options and/or stock appreciation rights granted under the plan will always be treated as performance-based compensation exempt from the million dollar cap on compensation deductions.
      Specifically, the Plan prohibits grants to any one employee during any one calendar year of options that would entitle the grantee to purchase more than one hundred thousand (100,000) shares of common stock (as that may be adjusted for corporate restructuring, described above). For these purposes, a grant of a stock appreciation right will be treated as though such grant constituted a grant of an option for the shares subject to that right.
Administration of the Plan
      The Plan is administered by the Compensation Committee of our board of directors, by any other committee or committees the board designates to administer the Plan (or by our board if the board chooses to act as the Plan administrative committee). In this discussion, the Compensation Committee or any other committee that serves as the Plan administrative committee (or the board itself in its capacity as Plan administrative committee) is referred to simply as the “Committee.” The Committee has the power, subject to and within the limits of the Plan to interpret and administer the Plan and all grants made under the Plan, to make and interpret rules and regulations for the Plan’s administration (and to modify or revoke those rules at its discretion) and to make changes in and revoke such rules and regulations. This authority includes the power to determine the number of shares of common stock that are to be subject to any grant made under the Plan, the type of grant that will be made to any particular individual, and the terms and conditions (consistent with any limitations set forth in the Plan) that will apply to such grants. It also includes the power to modify or amend any documentation of any grant made under the Plan to clarify or amend any applicable terms and conditions of such grant to the extent such amendment or modification is consistent with the express provisions and limitations of the Plan and is not, absent the grantee’s consent, detrimental to the rights of the grantee. The Committee will determine all questions of policy and expediency that arise and can correct any defect, omission, or inconsistency in the Plan or any agreement evidencing grant made under the Plan as it deems necessary. The Committee also has discretion to determine who is eligible to receive grants and the terms and conditions of such grants, subject to the express terms and limitations of the Plan.

Eligibility
      Grants under the Plan may be made to any of our employee and to any employee of a subsidiary, and to any member of our board of directors. A company is considered a subsidiary if we own 50% or more of the voting power of such company’s voting stock. All determinations concerning the eligibility of any person to receive a grant under the Plan are made by the Committee at its discretion.
Effective Date and Term of the Plan
      The Plan is effective as of March 30, 2005 (subject to its approval by our shareholders at the shareholders’ meeting referred to in this Proxy Statement), and will continue, if so approved, until December 31, 2014.
Options Granted Under the Plan
      Options granted under the Plan may be either incentive stock options (“ISOs”) or nonqualified stock options. ISOs are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code. Unless an option is specifically designated at the time of grant as an ISO, it will be a nonqualified stock option.
      In general, no option granted under the Plan may be exercised until at least six months after the date the option was granted. Each option will become vested and exercisable pursuant to the provisions established by the Committee for that option. The exercise price of each option will be established by the Committee as of the date it is granted, but in no event will the exercise price be less than the fair market value of the shares to which it relates, determined as of the date of grant. Each option granted under the Plan will expire on the stated expiration date (which will not be more than 10 years from the date of grant) or at such earlier date as may be provided for in the option grant document or as set forth in the Plan.
      Under the terms of the Plan, if not otherwise specified in an option grant, an option will terminate as follows: If an optionee’s employment is terminated for cause (as determined by the Committee), options held by the optionee expire immediately. If an optionee terminates employment for any reason other than death or for cause (in which case the option terminates immediately) then each option held by such an optionee that has already become exercisable will be exercisable for 30 days following his or her termination of employment. If the employment of an optionee is terminated by reason of the employee’s death, each option that was held by the optionee whether or not already exercisable, will be exercisable by the executor or administrator of the optionee’s estate or by the person or persons to whom the deceased optionee’s rights pass by will or by the laws of descent or distribution until the the six month anniversary of the employee’s death or until the original expiration date of the option, if that is earlier. To the extent an option was not exercisable as of the date the optionee’s employment terminates for any reason, the option will be immediately forfeited (i.e., it will not continue to vest after his or her termination of employment). However, the Committee may, at its discretion, provide for an extension of the exercise period or for continued vesting (increase in exercisable portion) of options after the optionee’s employment has terminated if the Committee determines that such a modification is necessary or appropriate.
      Payment for the shares on exercise of an option will be made by the grantee in cash or in such other manner as may be permitted by the Committee.
Special Rules for Incentive Stock Options
      Any options granted under the Plan that are intended to be incentive stock options (ISOs) are subject to the following special rules:

•	ISOs are only granted to our employees or employees of our subsidiaries.

•	ISOs will become exercisable for the first time by the optionee during any calendar year with respect to shares of common stock having a value (determined as of the date of grant) not in excess of $100,000.

•	Any optionee receiving an ISO will be required to notify us if he or she disposes of the shares acquired on exercise of the ISO before the end of the ISO holding period (which is the end of two years from the date the ISO was granted or one year from the date the shares were acquired, whichever is later) and to provide information concerning the purchase price paid for the shares, the amount realized from the disposition and the date of the disposition.

•	No ISO will be granted to an optionee who, at the time of the grant, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock either of the Company or any parent or subsidiary of the Company, unless the purchase price of the shares pursuant to the ISO is at least one hundred ten percent (110%) of the fair market value of the shares (determined at the time the ISO is granted) and any such ISO will have an expiration date that is no later than five years from the date it is granted.
Stock Appreciation Rights
      In addition to grants of stock options described above, the Committee may grant stock appreciation rights to any person eligible to receive a grant under the Plan. A stock appreciation right is a right of the grantee to receive the economic equivalent of an option that could have been granted under the Plan and is in all regards identical to an option that can be granted under the Plan except that on exercise the grantee receives shares of common stock with a fair market value equal to the fair market value of the shares of common stock that would be subject to an option, reduced by the amount that would be required to be paid by the grantee as the purchase price on exercise of that option. A stock appreciation right granted under the Plan will be documented by means of an agreement containing the relevant terms and conditions of the grant.
Awards of Restricted Stock
      An award of restricted stock may be granted to any individual eligible to participate in the Plan at the discretion of the Committee from time to time. Any such restricted stock grants may be subject to conditions of forfeiture and other restrictions established by the Committee. The committee may establish a date as of which the restricted stock becomes vested (i.e,. ceases to be subject to the conditions of forfeiture or other restrictions), or requirements that must be satisfied in order for the restricted stock to become vested. The terms and conditions applicable to restricted stock may be such that the restricted stock becomes vested in installments, or all at once. If the employment of the individual holding restricted stock granted pursuant to the Plan with the Company is terminated, any portion of such restricted stock that has not become vested will be immediately forfeited as of such termination of employment or service. Unless otherwise provided in the applicable award agreement, restricted stock held by a grantee who dies while still employed or while still serving as a member of the board of directors will be deemed to have become fully vested immediately prior to the grantee’s death.
      Unless expressly permitted in an award agreement, restricted stock granted pursuant to the Plan cannot be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of before the stock has become vested. The Committee is also authorized, at its discretion, to accelerate the vesting of any restricted stock granted under the Plan on a case by case basis in the event the Committee determines, in light of the facts and circumstances it deems relevant, that such accelerated vesting is appropriate.
      The Committee may withhold delivery of certificates for shares of restricted stock until they become vested, or may deliver certificates to the grantee with a legend indicating the restrictions applicable to such shares, and may require that the grantee deliver to the Company a stock power endorsed in blank to facilitates the transfer back to the Company of any shares of restricted stock that may be forfeited. Certificates or other evidence of ownership of the shares will be issued to the grantee promptly after the shares become vested (if not issued previously).
      Unless otherwise provided in an award agreement, any individual to whom restricted stock has been granted under the Plan will have all of the rights of a shareholder with respect to such stock, including the right to vote the shares and receive dividends and other distributions.

Awards of Restricted Stock Units
      The Committee is also authorized to grant awards of restricted stock units to any person to whom a restricted stock award could have been made. A restricted stock unit is a right that is in all regards equivalent to an award of restricted stock, except that the grantee does not receive, and is not treated as the owner of, actual shares of common stock, but rather has a right to receive such shares at a future date, at or after the time the restricted stock unit becomes vested. Arrangements that provide for deferred delivery of restricted stock to the grantee of a restricted stock will not be given effect, and the shares of common stock will be transferred as soon as practicable following the date the restricted stock unit becomes vested unless it is determined that the deferred delivery arrangement complies with the requirements of Code Section 409A so that no tax is imposed on the grantee under Code Section 409A(a). While it may be possible to have an arrangement established that defers the date at which a grantee is taxed on the benefit he or she receives from a grant of a restricted stock unit, no such arrangement will be permitted if it would cause the grantee to become subject to a penalty tax under the federal tax laws related to nonqualified deferred compensation (Code Section 409A).
Performance Based Restricted Stock Awards
      The Committee may grant an award of restricted stock generally as described above, but with additional vesting requirements based on the attainment of one or more performance targets applicable to that grant (referred to as a “performance share award”). Performance share awards are intended to qualify as “performance-based” compensation arrangements for purposes of Code Section 162(m). Performance share awards are granted with respect to a specified period (a “performance period”) and will become vested only if the performance targets applicable to the award are attained before the end of the performance period. If the employment of the grantee of a performance share award with the Company is terminated prior to the date the performance targets applicable to that award have been met (i.e., prior to vesting), his or her performance share award will be forfeited, and the restricted stock granted under that award will be forfeited. In addition, the Committee is authorized to cause any performance share award to be forfeited even if the relevant performance targets have been attained if the Committee determines that such a forfeiture is appropriate in light of the Committee’s review of all facts and circumstances the Committee deems to be relevant. The Committee has no authority to cause any performance share award to become vested if the applicable performance targets are not attained.
      If a performance share award is granted, the Committee must establish a performance period applicable to that award, and one or more performance targets for that performance period. Different performance targets and performance periods may be established for each performance share award granted by the Committee. In all cases, however, the Committee must establish the relevant performance target(s) within the first 90 days of the relevant performance period (or within the first twenty five percent of the relevant performance period if that is shorter). Each performance target established under the Plan must be an objectively determinable goal based on the criteria permitted to be used for these purposes, as set out in the Plan. The Committee must also establish an objectively determinable method or formula that establishes the portion of a performance shares award that will become vested as a result of the attainment of one or more of the relevant performance targets. No performance share award will become vested unless the Committee has certified in writing that the relevant performance targets have been achieved.
      The criteria that may be used to establish performance targets applicable to a performance share award must constitute an objective business target based upon one or more of the following business criteria (which may be determined by reference to the Company as a whole, any of the Company’s subsidiaries, operating divisions, business segments or other operating units, or any combination thereof): earnings before interest, taxes, depreciation, and amortization; earnings before taxes; stock price; market share; gross revenue; net revenue; pretax income; net operating income; cash flow; earnings per share; return on equity; return on invested capital or assets; cost reductions and savings; return on revenues or productivity; loss ratio; expense ratio; combined ratio; actual as opposed to budgeted departmental expense variance; new business production; product spread; premium growth; or any variations or combinations of the preceding business criteria, such criteria may also be modified at the discretion of the Committee, to take into account extraordinary items or such criteria may be adjusted to reflect such costs or expenses as the Committee deems appropriate.
      Performance share awards cannot be granted in excess of the limits specified in the Plan. In particular, the Plan prohibits the grant to any one employee during any one calendar year of performance share awards for shares of common stock having a fair market value, as of the date of grant, in excess of $1,500,000. This limitation on grants of performance share awards is applied to performance periods that are more than one year by multiplying the limitation by a fraction that is equal to the number of full calendar months in the Performance Period divided by twelve. For example, if a performance share award is granted with respect to an 18 month performance period, the limitation would be equal to 150% of the annual limitation. Shorter performance periods and overlapping performance periods are also subject to this same limitation, but such limitation is to be applied so that the specified limitation cannot be exceeded in any one year period, on an annualized basis.
Provisions Applicable on a Change of Control
      Unless the grant document provides otherwise, all outstanding grants will, upon a Change in Control of the Company, become fully vested and exercisable (in the case of options and stock appreciation rights). In addition, on a Change in Control, the Committee is authorized to take whatever action it deems necessary or desirable with respect to outstanding grants, including, accelerating the expiration or termination date of any outstanding grants, or modifying the terms of any outstanding grants to take into account the anticipated impact of the Change in Control.
      A Change in Control occurs as of the date on which individuals who are Continuing Directors cease to constitute a majority of the members of the Board. For these purposes Continuing Directors are the members of the Board on the date this Plan was adopted by the Board, provided that any person becoming a member of the Board subsequent to such date whose election or nomination for election was supported by two thirds of those directors who were Continuing Directors at that time of the election or nomination shall be deemed to be a Continuing Director. In addition, a Change in Control is deemed to occur upon:

•	approval by the Company’s shareholders (or by the Board, if shareholder action is not required) of a plan to dissolve or liquidate the Company;

•	approval by the Company’s shareholders (or by the Board, if shareholder action is not required) of an agreement to sell or dispose of substantially all of the Company’s assets;

•	approval of a merger or consolidation by the Company’s shareholders (or by the Board, if shareholder action is not required) and of any other parties whose approval is required for consummation of the transaction which will cause the Company to merge or consolidate with another entity where the Company’s shareholders will not own at least a majority of the voting power of the surviving entity after the transaction closes; or

•	acquisition by any entity, person or group of more than 50% of the voting power of the Company (other than such an acquisition by the Company, its affiliates, Company benefit plans, or persons who already own at least 15% of the Company).
Limited Transferability of Grants
      In general, no grants under the Plan are transferable, except by will or the laws of descent and distribution. This restriction on transfers of grants does not apply, however, to transfers that are made pursuant to the terms of a “qualified domestic relations order,” within the meaning of Sections 401(a)(13) and 414(p) of the Code or within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended, or, to the extent permitted at the discretion of the Committee, to a grantee’s children, grandchildren or spouse or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners, provided that the grantee receives no consideration for such a transfer.

In the case of any such transfer, the grant will continue to be subject to the same terms and conditions that were applicable to the grant when held by the grantee.
Federal Income Tax Consequences
      The following discussion is a summary of certain federal income tax consequences of the issuance of grants under the Plan and the acquisition of shares of common stock in connection with such grants, and does not present a complete analysis of all tax consequences which may be relevant to any particular recipient. It does not purport to discuss state or local income tax laws.
      Options. In general, the grantee of an option (whether the option is an ISO or a nonqualified stock option) will not have taxable income by reason of the grant of the option itself. On exercise of a nonqualified stock option, however, the grantee will recognize taxable income as of the date the option is exercised equal to the excess of the fair market value of the shares acquired over the amount required to be paid by the grantee to acquire the shares under the terms of the option. This income will be ordinary compensation income taxable to the grantee at his or her ordinary income tax rates. If the grantee later sells his or her shares acquired by exercising the nonqualified stock option, the grantee will recognize capital gain or loss, which will be either long-term or short term, determined by reference to the fair market value of the shares as of the date the nonqualified stock option was exercised, and by determining the holding period from the date of exercise through the date of the sale.
      At the time a grantee exercises an ISO, the grantee will not recognize ordinary income, and will, on a subsequent sale of the shares acquired on the exercise of the ISO, be taxed on the economic gain he or she realizes at long-term capital gain rates provided the grantee holds the shares for the required period after they are acquired. To get the benefit of this tax treatment, the grantee must hold the shares acquired on exercise of an ISO at least until the date that is two years after the date the ISO was granted, or one year after the date the shares were acquired by exercise of the ISO (whichever date occurs last). Although a grantee who exercises an ISO will not recognize ordinary taxable income as a result of the exercise, he or she will be required to recognize as taxable income for purposes of the federal alternative minimum tax the same amount of income that would have been treated as ordinary taxable income if the ISO had been a nonqualified stock option. In addition, if the grantee who has exercised an ISO disposes of his or her shares before the end of the required holding period described above (such a disposition being a “disqualifying disposition”), a portion of the gain on that sale will have to be treated as ordinary income rather than as a capital gain. The ordinary income portion in that situation is equal to the amount that would have been taxable as ordinary income on exercise if the ISO had been a nonqualified stock option.
      Generally, the Company is entitled to a deduction equal to the amount of ordinary income a grantee recognizes on the exercise of a nonqualified stock option or as a result of a disqualifying disposition of shares acquired by exercise of an ISO. The Company is not entitled to any deduction with respect to ISOs if the grantee retains the shares acquired for at least the required holding period described above. On the exercise of a nonqualified stock option by an employee, the Company will be required to arrange for payment of withholding taxes with respect to the ordinary income recognized by the grantee.
      The ability of the Company to deduct compensation expense for federal income tax purposes is generally subject to the million dollar cap on deduction of certain executive compensation under Section 162(m) of the Code. This limitation applies specifically to compensation in excess of $1,000,000 paid to certain “covered” employees, generally the Company’s Chief Executive Officer and the other four highest paid officers. Any income recognized as ordinary compensation income on the exercise of a non-qualified stock option should, however, be exempt from this million dollar cap limitation under an exception for certain “performance-based” compensation. It is the Company’s intention to administer the Plan in accordance with all applicable “performance-based” compensation requirements, including administration of the relevant option grants by a committee consisting solely of two or more “outside” directors.
      Stock Appreciation Rights. In general, taxation of stock appreciation rights granted under the Plan will be the same as the treatment of nonqualified stock options, as described above. Stock appreciation rights will also constitute performance-based compensation for purposes of the million dollar cap limitations imposed under Code Section 162(m), as grants of such rights are subject to the same rules as nonqualified stock options and will be administered in the same manner as option grants that are intended to be treated as performance-based.
      Restricted Stock. For federal income tax purposes, the recipient of an award of restricted stock will not recognize income, and the Company will not be entitled to a deduction at the time of the restricted stock is transferred to a grantee (absent a special election by the grantee under Section 83(b) of the Code), because the restricted stock is subject to a substantial risk of forfeiture and is not transferable. When these restrictions lapse, the recipient will recognize compensation income and the Company will be entitled to a deduction (subject generally to a the million dollar cap limitations of Code Section 162(m)) in an amount equal to the then fair market value of the restricted stock. If a grantee of restricted stock properly files a timely election under Section 83(b) of the Code to include the value of the restricted stock in his or her income as of the date the restricted stock is transferred, the grantee will recognize income equal to the fair market value of the restricted stock as of the date granted (rather than as of the later vesting date). The Company would then be able to deduct that income (subject to the limitations imposed under Code Section 162(m)) at the same time. An election under Code Section 83(b) must be filed within 30 days of the transfer of the restricted stock to the grantee. If such an election is made, any appreciation in value in the restricted stock that is recognized by the grantee on a subsequent disposition will be treated as a capital gain rather than as ordinary income. If, however, a grantee makes an election under Code Section 83(b) and then forfeits the restricted stock, the grantee will not be able to recognize any loss for federal income tax purposes.
      Restricted Stock Units. Because no property is transferred to a grantee who receives an award of restricted stock units until after the restricted stock units become vested, there is no tax on receipt of the restricted stock units and no ability to file an election under Code Section 83(b) (which can only be filed with respect to transfers of property). Furthermore, since the transfer of the underlying stock occurs after vesting, but not necessarily immediately upon vesting, the right to receive the restricted stock will likely be treated as a mere promise by the Company to deliver the stock at a future date which will not be taxable generally to the grantee until the stock is actually transferred. This general rule would not apply if the deferred delivery of stock is determined to be a deferred compensation plan or arrangement that is not in compliance with certain federal tax provisions contained in Code Section 409A (which imposes a tax liability in such a situation as of the vesting date and also imposes a penalty tax equal to 20% of the value of the grantee’s benefit). Under the Plan, however, deferred delivery of stock underlying a restricted stock unit will not be permitted and delivery will be made immediately upon vesting of the restricted stock unit if the deferred delivery arrangement would cause a violation of Code Section 409A. As a consequence, it is anticipated that grantees who receive an award of restricted stock units will be taxable on the value of the underlying shares as of the date the shares are actually transferred either immediately upon vesting or at a later date under an arrangement that complies with applicable provisions of Code Section 409A.
      Performance Based Stock Awards. Performance based stock awards (referred to as “performance share awards”) are simply restricted stock awards that have vesting provisions that are linked to attainment of specified performance targets, as explained above. The taxation of the performance share awards for the grantee is, therefore, the same as the taxation of any restricted stock grants, as described above. The Company is also entitled to a deduction for the amount that the grantee takes into income in the same manner as described above with respect to restricted stock grants generally, but because the performance share awards are anticipated as qualifying for the “performance-based compensation” exception to the million dollar cap limitations imposed under Code Section 162(m), these amounts should be deductible by the Company without limitation.
      Tax Withholding. Any obligations of the Company under the Plan are subject to applicable federal, state, and local tax withholding rules. The Committee has the right to permit a grantee’s withholding obligations to be satisfied by payment in shares of common stock that the grantee already owns or would otherwise be issuable to the grantee. If a grantee fails to make appropriate arrangements satisfactory to the Committee for the payment of applicable tax withholding requirements, the Company has the right under the

Plan, to the extent permitted by law, to deduct any amounts required to be paid over as tax withholding from any other amounts that would otherwise be payable by the Company to the grantee.
      Effect of New Accounting Pronouncement. In December 2004 the Financial Accounting Standards Board issued FASB Statement No. 123(R) (“SFAS 123(R)”), which requires that the cost of share-based payment transactions (including those with employees and non-employees) be recognized in the financial statements. SFAS 123(R) applies to all share-based payment transactions in which an entity such as the Company acquires goods or services by issuing (or offering to issue) its shares, share options or other equity instruments, with certain exceptions. Consequently, under SFAS 123(R), the Company will recognize compensation expense relating to the issuance of stock options and [certain] other grants made under the Plan. The Company will adopt the provisions of SFAS 123(R) on July 1, 2005.
      The Board of Directors recommends a vote FOR approval of the Amended and Restated Employees’ Stock Incentive and Performance Based Compensation Plan.

3.	APPROVAL OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      Subject to the shareholders’ approval, the Board of Directors has appointed the firm of PricewaterhouseCoopers LLP, which served as the Company’s independent registered public accounting firm for the year 2004, to serve as the Company’s independent registered public accounting firm for the year 2005. If the shareholders do not approve this appointment by the affirmative vote of a majority of the votes cast at the meeting by the shareholders entitled to vote, other independent registered public accounting firm’s will be considered by the Board.
      A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting and will have the opportunity to make a statement if the representative desires to do so. The representative is also expected to be available to respond to appropriate questions.
      The Board of Directors recommends a vote FOR approval of appointment of Independent Registered Public Accounting Firm.
PROPOSALS OF SHAREHOLDERS
      It is currently contemplated that the Company’s 2006 Annual Meeting of Shareholders will be held on April 27, 2006. Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders in 2006 must be received by December 5, 2005 in order to be considered for inclusion in the Company’s proxy statement and form of proxy related to that meeting. Shareholder proposals should be directed to the President of the Company at the address of the Company set forth on the first page of this proxy statement. A proposal that does not comply with the applicable requirements of Rule 14a-8 under the 1934 Act will not be included in the Company’s proxy soliciting material for the 2006 Annual Meeting of Shareholders.
      A shareholder of the Company may wish to have a proposal presented at the 2006 Annual Meeting of Shareholders but not to have the proposal included in the Company’s proxy statement and form of proxy relating to that meeting. If notice of any such proposal (addressed to the President of the Company at the address of the Company set forth on the first page of this proxy statement) is not received by the Company by February 18, 2006, then such proposal shall be deemed “untimely” for purposes of Rule 14a-4(c) promulgated under the 1934 Act and, therefore, the individuals named in the proxies solicited on behalf of the Board of Directors of the Company for use at the Company’s 2006 Annual Meeting of Shareholders will have the right to exercise discretionary voting authority as to that proposal.
      A shareholder may recommend a person as a nominee for director by writing to the President of the Company at the address of the Company set forth on the first page of this Proxy Statement. Recommendations must be received by March 7, 2006, but not before February 10, 2006, in order for a candidate to be considered for election at the 2006 Annual Meeting. As set forth in the Company’s By-Laws, each notice of nomination should contain the following information: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the address and principal occupation for the past five years of each nominee; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company if so elected.

Exhibit A
PHILADELPHIA CONSOLIDATED HOLDING CORP.
AMENDED AND RESTATED EMPLOYEES’ STOCK INCENTIVE AND
PERFORMANCE BASED COMPENSATION PLAN
Effective as of March 30, 2005

1.	PURPOSE AND SHAREHOLDER APPROVAL
      (a) The Philadelphia Consolidated Holding Corp. Amended and Restated Employees’ Stock Incentive and Performance Based Compensation Plan (the “Plan”) is being adopted as an amendment and restatement of the stock option plan (formerly known as the Philadelphia Consolidated Holding Corp. Stock Option Plan) previously maintained by Philadelphia Consolidated Holding Corp., a Pennsylvania corporation (referred to herein, along with its Subsidiaries, as appropriate, as the “Company”), as a means for the provision of incentives and awards to those employees and members of the Board largely responsible for the long term success of the Company.
      (b) The adoption of this amendment and restatement of the Plan is subject to its approval by the Company’s shareholders. Any grants or awards made under the Plan shall be null and void if the Plan is not so approved at the next regularly scheduled meeting of the Company’s shareholders. The Plan is intended to meet certain requirements of the Code relating to the payment of compensation that qualifies as “performance based compensation” which is exempt from certain limitations on deduction imposed under Code Section 162(m).
      (c) The purpose of the Plan is to secure for the Company the benefits of the additional incentive inherent in the ownership of its Common Stock by and through the grant of equity based compensation to selected employees of the Company, and to help the Company secure and retain the services of such employees.

2.	GENERAL PROVISIONS
      (a) Definitions. As used in the Plan:

(i) “Act” means the Securities Exchange Act of 1934, as amended.

(ii) “Award” means a restricted stock award or restricted stock unit granted pursuant to Section 5 of the Plan.

(iii) “Award Agreement” means a written agreement between the Company and the Participant as described in Section 5(f).

(iv) “Board of Directors” or “Board” means the Board of Directors of the Company.

(v) “Change in Control” means the date on which individuals who are Continuing Directors cease to constitute a majority of the members of the Board. For these purposes Continuing Directors are the members of the Board on the date this Plan is adopted, provided that any person becoming a member of the Board subsequent to such date whose election or nomination for election was supported by two thirds of those directors who were Continuing Directors at that time of the election or nomination shall be deemed to be a Continuing Director. In addition, a Change in Control shall be deemed to occur on the first to occur of any of the following:

(A) approval by the Company’s shareholders (or by the Board, if shareholder action is not required) of a plan or other arrangement pursuant to which the Company will be dissolved or liquidated;

(B) approval by the shareholders of the Company (or by the Board, if shareholder action is not required) of a definitive agreement to sell or otherwise dispose of substantially all of the assets of the Company;

(C) approval of a merger or consolidation transaction by the shareholders of the Company (or the Board, if shareholder action is not required) and of any other parties whose approval is required for consummation of the particular transaction pursuant to which the Company will be merged or consolidated with another entity, other than a merger or consolidation which results in the Company’s shareholders (determined immediately prior to the consummation of the transaction) having at least a majority of the voting power of the surviving entity’s voting securities immediately after the consummation of the transaction and held by such shareholders in the same proportion as such shareholders’ stock in the Company was held immediately before consummation of the merger or consolidation; or

(D) acquisition by any entity, person or group, within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Act (other than (A) the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (B) any person who, on the Effective Date, shall have been the beneficial owner of or have voting control over shares of common stock of the Company possessing more than fifteen percent (15%) of the aggregate voting power of the Company’s outstanding stock) shall have become the beneficial owner of, or shall have obtained voting control over shares having more than fifty percent (50%) of the voting power of the Company’s outstanding stock.

(vi) “Code” means the Internal Revenue Code of 1986, as amended.

(vii) “Committee” means the Company’s Compensation Committee, and/or any other committee or committees as may be designated by the Board to act as the administrative committee for the Plan, or the Board itself (any such committee or committees and the Board of Directors in its capacity as administrative committee for the Plan are referred to herein as the “Committee”). The Committee shall, to the extent possible and to the extent the Board determines it to be appropriate, consist of two or more of its members who qualify as “Non-employee Directors.” For these purposes, the term “Non-employee Director” means a member of the Company’s Board of Directors who qualifies as a “non-employee” director as that term is defined in paragraph (b)(3) of Rule 16b-3 promulgated under the Act, as an “outside” director as that term is defined in Treasury Regulation Section 1.162-27, and as an “independent” director for purposes of any applicable rules of the Securities Exchange Commission and/or the principal exchange on which the Company’s Common Stock is traded.

(viii) “Common Stock” means the common stock, no par value, of the Company.

(ix) “Covered Employee” means each person who is either the chief executive officer of the Company or whose total compensation is required to be reported to shareholders of the Company under the Act by reason of being among the four highest compensated officers of the Company. The intent of this definition is to identify those persons who are “covered employees” for purposes of the applicable provisions of Code Section 162(m) and Treasury Regulations promulgated thereunder and is to be interpreted consistent with this intent.

(x) “Fair Market Value” means, with respect to any date such a determination is relevant, the closing price of the Common Stock on the day of grant as reported on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System, or as reported on such other stock exchange, wherever the Common Stock may be listed, on such date as reported in the Wall Street Journal, or if there is no closing price reported, then Fair Market Value of the Common Stock shall mean the average between the closing bid and asked prices for the Common Stock on such date as reported. If there are no sales reports or bid or asked quotations, as the case may be, for a given date, the closest preceding date on which there were sales reports or bid or asked quotations shall be used, as applicable and as the Committee may determine.

(xi) “Hypothetical Option” means a hypothetical grant of a Stock Option used for purposes of determining the terms, conditions and value of an SAR granted under the Plan, as described in Section 3(i).

(xii) “Incentive Stock Option” means an option granted under the Plan, which is intended to qualify as an incentive stock option under Section 422 of the Code.

(xiii) “Non Qualified Stock Option” means an option granted under the Plan which is not an Incentive Stock Option.

(xiv) “Option Agreement” means a written agreement between the Company and a Participant to whom a Stock Option has been granted, as described in Section 3(a).

(xv) “Participant” means an employee of the Company or one or more of its Subsidiaries and any member of the Board to whom a Stock Option, SAR, an Award and/or a Performance Share Award has been granted under the Plan.

(xvi) “Performance Share” means a share of Common Stock subject to a Performance Share Award.

(xvii) “Performance Share Award” means an Award granted to a Participant in accordance with the provisions of Section 4 of the Plan.

(xviii) “Performance Share Award Limitation” means the limitation on the Shares that may be granted pursuant to Performance Share Awards to any one Participant, as set forth in Section 4 of the Plan.

(xix) “Performance Period” means any period designated as a Performance Period by the Committee.

(xx) “Performance Target” means the performance target fixed by the Committee for a particular Performance Period.

(xxi) “Rule 16b-3” means Rule 16b-3 promulgated under the Act or any successor Rule.

(xxii) “SAR Agreement” means a written agreement between the Company and a Participant to whom an SAR has been granted, consistent with the terms that would be in an Option Agreement, but providing for settlement of the SAR by means of transfer of shares of Common Stock as set forth in Section 3(i).

(xxiii) “Stock Appreciation Right” or “SAR” means a grant that has all of the economic rights and benefits of a Stock Option, but which provides the Participant on exercise with shares of Common Stock having a Fair Market Value equal to the excess of the value of the Common Stock hypothetically subject to such Stock Option over the purchase price that would be required to be paid on the exercise of such Stock Option.

(xxiv) “Stock Option” means an Incentive Stock Option or Non Qualified Stock Option granted under the Plan.

(xxv) “Subsidiary” means any corporation whose outstanding voting securities having ordinary voting power to elect directors (other than securities having such power only by reason of the happening of a contingency) shall at the time be 50% or more owned, directly or indirectly, by the Company, and any other entity that would be a Subsidiary but for the fact that such entity is not a corporation.
      (b) Administration of the Plan. The Plan shall be administered by the Committee, which shall have the full discretionary power, subject to and within the express limits of the Plan, to interpret and administer the Plan and Stock Options, SARs, Awards, and Performance Share Awards granted under it, to make and interpret rules and regulations for the administration of the Plan, and to make changes in and revoke such rules and regulations. The Committee, in the exercise of these powers, shall generally (and not by way of limitation):

(i) determine all questions of policy and expediency that may arise and may correct any defect, omission, or inconsistency in the Plan or any agreement evidencing the grant of any Stock Option, SAR,

Award, or Performance Share Award in a manner and to the extent it shall deem necessary to make the Plan fully effective;

(ii) determine those individuals who are eligible to be Participants in the Plan to whom Stock Options, SARs, Awards, and/or Performance Share Award may be granted and the number of any thereof to be granted to any Participant, consistent with the provisions of the Plan;

(iii) determine the terms of Stock Options, SARs, Awards, and Performance Share Awards granted, consistent with and subject to the limitations contained in the Plan, which authority includes, without limitation, the power to modify or amend any documentation provided to a Participant to clarify or amend any applicable terms and conditions applicable to any outstanding Stock Option, SAR, Award or Performance Share Award to the extent such amendment or modification is consistent with the express provisions of the Plan and is not, absent the Participant’s consent, detrimental to the rights of the Participant; and

(iv) exercise such powers and perform such acts in connection with the Plan as are deemed necessary or expedient to promote the best interests of the Company.

      (c) Effective Date. The Plan shall be effective as of March 30, 2005 (the “Effective Date”), provided that the Plan is approved and ratified by the Company’s shareholders at the next regularly scheduled meeting of the Company’s shareholders. If the Plan is not so approved by the Company’s shareholders, the Plan (as herein amended and restated) and all grants previously made hereunder (except to the extent such grants were permissible under the Plan as in effect without regard to its amendment and restatement herein) become null and void.
      (d) Duration. If approved by the shareholders of the Company, as provided in Section 2(c), unless sooner terminated by the Board of Directors, the Plan shall remain in effect until December 31, 2014.
      (e) Shares Subject to the Plan. The maximum number of shares of Common Stock which may be subject to Stock Options, SARs and Awards granted under the Plan shall be 6,250,000 (including all shares previously available for grants under the Plan prior to the adoption of this Amended and Restated plan document), subject to adjustment in accordance with Section 6(a), which shares may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock purchased or acquired by the Company for any purpose. If a Stock Option or portion thereof shall expire or be terminated, canceled, or surrendered for any reason without being exercised in full, the unpurchased shares of Common Stock which were subject to such Stock Option or portion thereof shall be available for future grants of Stock Options, SARs or Awards under the Plan. Upon the grant of an SAR, the number of shares of Common Stock that would be subject to the Hypothetical Option shall be treated as reducing the shares available for grants under the Plan as though the Hypothetical Option were an outstanding Stock Option; provided, however, that, if the SAR, or portion thereof, shall expire or be terminated, canceled, or surrendered for any reason without being exercised in full, the shares of Common Stock which were treated as though they were subject to a Stock Option corresponding to the Hypothetical Option (or portion thereof) shall be available for future grants of Stock Options, SARs or Awards under the Plan, and provided, further, that upon the exercise of the SAR, the excess of the number of shares of Common Stock subject to the Hypothetical Option over the number of shares of Common Stock actually issued on the exercise of such SAR shall also be again available for future grants of Stock Options, SARs or Awards under the Plan. In the event any Award is forfeited, any shares of Common Stock subject to such forfeited Award shall again be available for future grants of Stock Options, SARs, or Awards.
      (f) Amendments. The Plan may be suspended, terminated, or reinstated, in whole or in part, at any time by the Board of Directors. The Board of Directors may from time to time make such amendments to the Plan as it may deem advisable; provided, however, that, without the approval of the Company’s shareholders, no amendment shall be made which:

(i) Increases the number of shares of Common Stock which may be subject to Stock Options, SARs, or Awards granted under the Plan (other than as provided in Section 6(a)); or

(ii) Extends the term of the Plan; or

(iii) Increases the period during which a Stock Option or SAR may be exercised beyond ten (10) years from the date of grant; or

(iv) Otherwise materially increases the benefits accruing to Participants under the Plan; or

(v) Materially modifies the requirements as to eligibility for participation in the Plan; or

(vi) Changes the business criteria which may be used in establishing Performance Targets pursuant to the provisions of Section 4 of the Plan or increase the Performance Share Award Limitation.

Termination or amendment of the Plan shall not, without the consent of the Participant, negatively affect such Participant’s rights under any Stock Option, SAR, or Award that has previously been granted to such Participant.
      (g) Participants and Grants. The Committee shall have full discretionary authority with respect to Stock Options, SARs, Awards, and Performance Share Awards granted under the Plan to vary the terms, numbers of shares and maximum benefits with respect to each Participant, subject only to the limitations and express rules of the Plan, and to include such other terms and conditions as may be established at the Committee’s discretion to the extent such other terms and conditions are not in conflict with applicable terms of the Plan.

3.	STOCK OPTIONS AND SARS
      (a) General. All Stock Options granted under the Plan shall be granted by the Committee solely at the discretion of the Committee, and shall be evidenced by an Option Agreement executed by the Company and the Participant to whom granted which agreement shall state the number of shares of Common Stock which may be purchased upon the exercise thereof and shall contain such investment representations and other terms and conditions as the Committee may from time to time determine, or, in the case of Incentive Stock Options, as may be required by Section 422 of the Code, or any other applicable law. Notwithstanding anything herein to the contrary, no employee shall be granted during any one calendar year Stock Options entitling such employee to purchase more than one hundred thousand (100,000) shares of Common Stock, as such number may be adjusted pursuant to Section 6(a). For purposes of the preceding sentence, a grant of an SAR shall be treated as though such grant were a grant of a Stock Option corresponding to the Hypothetical Option.
      (b) Price. Subject to the provisions of Sections 3(f)(iv) and 6(a), the purchase price per share of Common Stock subject to a Stock Option shall, in no case, be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the Stock Option is granted.
      (c) Period. The duration or term of each Stock Option granted under the Plan shall be for such period as the Committee shall determine but in no event more than ten (10) years from the date of grant thereof.
      (d) Exercise. Subject to Section 6(b), no Stock Option shall be exercisable prior to the expiration of six (6) months from the date it is granted. Once exercisable, a Stock Option shall be exercisable, in whole or in part, by delivery of notice of exercise to the Secretary of the Company at the principal office of the Company specifying the number of shares of Common Stock as to which the Stock Option is then being exercised together with payment of the full purchase price for the shares being purchased upon such exercise. Until the shares of Common Stock as to which a Stock Option is exercised are paid for in full and issued, the Participant shall have none of the rights of a shareholder of the Company with respect to such Common Stock.
      (e) Payment. The purchase price for shares of Common Stock as to which a Stock Option has been exercised may be paid:

(i) In United States dollars in cash, or by check, bank draft, or money order payable in United States dollars to the order of the Company; or

(ii) In the discretion of the Committee by promissory note in such form as the Committee deems appropriate, executed by the Participant; provided, however, that in no event shall such payment be permitted to the extent such an arrangement constitutes a violation of the Sarbanes-Oxley Act of 2002, or any other applicable law; or

(iii) In the discretion of the Committee, by the delivery by the Participant to the Company of whole shares of Common Stock having an aggregate Fair Market Value on the date of payment equal to the aggregate of the purchase price of Common Stock as to which the Stock Option is then being exercised or by the withholding of whole shares of Common Stock having such Fair Market Value upon the exercise of such Stock Option; or

(iv) In the discretion of the Committee, in United States dollars in cash, or by check, bank draft, or money order payable in United States dollars to the order of the Company delivered to the Company by a broker in exchange for its receipt of stock certificates from the Company in accordance with instructions of the Participant to the broker pursuant to which the broker is required to deliver to the Company the amount of sale or loan proceeds required to pay the purchase price; or

(v) In the discretion of the Committee, by a combination of any number of the foregoing. The Committee may, in its discretion, impose limitations, conditions, and prohibitions on the use by a Participant of shares of Common Stock to pay the purchase price payable by such Participant upon the exercise of a Stock Option.
      (f) Special Rules for Incentive Stock Options. Notwithstanding any other provision of the Plan, the following provisions shall apply to Incentive Stock Options granted under the Plan:

(i) Incentive Stock Options shall only be granted to Participants who are employees of the Company or its corporate Subsidiaries.

(ii) To the extent that the aggregate Fair Market Value of stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under this Plan and under any other plan of the Company or a Subsidiary under which “incentive stock options” (as that term is defined in Code Section 422) are granted exceeds $100,000, such Stock Options shall be treated as Non Qualified Stock Options.

(iii) Any Participant who disposes of shares of Common Stock acquired upon the exercise of an Incentive Stock Option by sale or exchange either within two (2) years after the date of the grant of the Incentive Stock Option under which the shares were acquired or within one (1) year of the acquisition of such shares, shall promptly notify the Secretary of the Company at the principal office of the Company of such disposition, the amount realized, the purchase price per share paid upon exercise, and the date of disposition.

(iv) No Incentive Stock Option shall be granted to a Participant who, at the time of the grant, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock either of the Company or any parent or Subsidiary of the Company, unless the purchase price of the shares of Common Stock purchasable upon exercise of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value (at the time the Incentive Stock Option is granted) of the Common Stock and the Incentive Stock Option is not exercisable more than five (5) years from the date it is granted.
      (g) Expiration and Termination of Options. Except to the extent otherwise specified in an Option Agreement, the following provisions shall be applicable:

(i) In the event a Participant’s employment by the Company or its Subsidiaries shall be terminated for cause, as determined by the Committee, while the Participant holds Stock Options granted under the Plan, all Stock Options held by the Participant shall expire immediately.

(ii) If a Participant, while holding Stock Options, terminates his or her employment with the Company for any reason other than death (and other than where the termination of employment is by the

Company for cause, resulting in immediate forfeiture of all Stock Options then held by the Participant), then each Stock Option held by the Participant that has become exercisable as of the date of such termination of employment, shall be exercisable by the Participant during the 30 days following the date of such termination of employment.

(iii) If a Participant’s employment terminates by reason of the Participant’s death, each Stock Option that was held by such Participant shall become vested and exercisable and shall, thereafter, be exercisable by the executor or administrator of the Participant’s estate or by the person or persons to whom the deceased Participant’s rights thereunder shall have passed by will or by the laws of descent or distribution until the earlier of the stated expiration date of the Stock Option or the six month anniversary date of such Participant’s death. In the event a Participant should die during the 30 day period following a termination of employment described in Section 3(g)(ii), above, such Participant shall be treated as though he or she had remained employed through his date of death for purposes of this Section 3(g).

(iv) All Stock Options that were not exercisable as of the date a Participant’s employment terminates shall be immediately forfeited. Any Stock Options that were exercisable under this Section 3(g) during a period following the Participant’s termination of employment, but that were not exercised during such period, shall expire as of the end of such exercise period.

      Notwithstanding the foregoing, the Committee may, at its discretion, provide for an extension of the exercise of Stock Options or for continued vesting (increase in exercisable portion) of Stock Options after a Participant’s termination of employment if the Committee determines that such modification is necessary or appropriate.
      (h) Effect of Leaves of Absence. It shall not be considered a termination of employment when a Participant is on military or sick leave or such other type of leave of absence which is considered as continuing intact the employment relationship of the Participant with the Company or its Subsidiaries. In case of such leave of absence, the employment relationship shall be continued until the later of the date when such leave equals ninety consecutive (90) days or the date when the Participant’s right to reemployment shall no longer be guaranteed either by statute or contract.
      (i) Stock Appreciation Rights (SARs). In addition to the grant of Stock Options, as set forth above, the Committee may also grant SARs to any person eligible to be a Participant, which grant shall consist of a right that is the economic equivalent, and in all other regards is identical to a Stock Option that could have been granted under the Plan (the “Hypothetical Option”) that is permitted to be granted under the Plan, except that on the exercise of such SAR, the Participant shall receive shares of Common Stock having a Fair Market Value that is equal to the Fair Market Value of the shares of Common Stock that would be subject to such Hypothetical Option, reduced by the amount that would be required to be paid by the Participant as the purchase price on exercise of such Hypothetical Option. A grant of an SAR shall be documented by means of an SAR Agreement containing the relevant terms and conditions of such grant. For purposes of the limitation on the number of shares of Common Stock that may be subject to Stock Options granted to any employee during any one calendar year, and for purposes of the aggregate limitation on the number of shares of Common Stock that may be subject to grants under the Plan, SARs shall be treated in the same manner as the Hypothetical Option would be treated if such Hypothetical Option were granted as a Stock Option under the Plan.
      (j) Other Terms and Conditions. When granting Stock Options or SARs, the Committee may establish such terms and conditions as it deems to be appropriate, at its discretion, that are not in conflict with any express terms of the Plan, which terms and conditions shall be incorporated in the Option or SAR Agreement, as the case may be, and which may include provisions that establish a limit on the economic value that may be realized by a Participant from a Stock Option or SAR, or that may cause the purchase price of such Stock Option (or Hypothetical Option, in the case of an SAR) to vary from the original purchase price, provided that such variable purchase price can never be less than the Fair Market Value of the shares of Common Stock subject to such Stock Option (or Hypothetical Option), determined as of the date of grant.

4.	PERFORMANCE SHARE AWARDS
      (a) Performance Share Awards. The Committee may grant Performance Share Awards of Performance Shares pursuant to the terms of Section 5, below, which shall include vesting requirements based specifically on the attainment of one or more Performance Targets applicable to any such Award, as set forth in this Section 4. In the event a Participant who has been granted a Performance Share Award terminates his or her employment with the Company prior to the date on which the applicable Performance Target or Targets have been met (i.e., prior to vesting), such Performance Shares shall be immediately forfeited. In addition, the Committee shall have the authority to cause a Performance Share Award to be forfeited, in whole or in part, at any time prior to the Committee’s determination that such Performance Share Award has become vested by reason of attainment of one or more of the applicable Performance Targets, at the Committee’s sole discretion. Such absolute right to reduce or eliminate a Performance Share Award shall be exercised by the Committee in light of the Committee’s review of all facts and circumstances the Committee deems to be relevant. The Committee shall have no authority to cause any Performance Share Award to become vested in the absence of the achievement of the applicable Performance Target(s).
      (b) Establishment of Performance Targets.

(i) The Committee shall establish one or more Performance Targets for each Performance Period, which Performance Targets may vary for different Participants who may be granted Performance Share Awards.

(ii) In all cases, the Performance Target(s) established with respect to any Performance Period shall be established within the first 90 days of the Performance Period or, if shorter, within the first twenty five percent (25%) of such Performance Period.

(iii) Each Performance Target established under the Plan shall constitute a goal as to which an objective method or methods is available for determining whether such Performance Target has been achieved. In addition, the Committee shall establish in connection with the Performance Targets applicable to a Performance Period an objective method for computing the portion of a particular Performance Share Award that may be treated as vested as a result of attaining such Performance Target(s).
      (c) Vesting of Performance Share Awards. Vesting of Performance Share Awards shall be determined at the time (or times) and in the manner established by the Committee for a Performance Period; provided, however, that no portion of a Performance Share Award shall become vested unless and until (i) the Plan is approved by the Company’s shareholders (and such shareholder approval is still effective for purposes of the rules on performance-based compensation applicable in connection with Code Section 162(m), as required under Section 4(d)), and (ii) the Committee has certified in writing that the Performance Target or Target(s) for the particular Performance Period for which a Performance Share Award is granted has been achieved.
      (d) Subsequent Shareholder Approval. The Plan shall be again disclosed to the Company’s shareholders for approval at the time or times required under Code Section 162(m) and/or Treasury Regulations promulgated thereunder in order for the Performance Share Awards granted under the Plan to continue to qualify as performance-based compensation that is exempt from the limitations on deductibility of compensation under Code Section 162(m). No Performance Share Awards shall become vested if such required shareholder approval has not been obtained.
      (e) Criteria to be Used in Establishing Performance Targets. In establishing any Performance Target under the Plan, the Committee shall establish an objective business target based upon one or more of the following business criteria (which may be determined for these purposes by reference to (i) the Company as a whole, (ii) any of the Company’s subsidiaries, operating divisions, business segments or other operating units, or (iii), any combination thereof): earnings before interest, taxes, depreciation, and amortization; profit before taxes; stock price; market share; gross revenue; net revenue; pretax income; net operating income; cash flow; earnings per share; return on equity; return on invested capital or assets; cost reductions and savings; return on revenues or productivity; loss ratio; expense ratio; combined ratio; actual as opposed to budgeted departmental expense variance; new business production; product spread; premium growth; or any variations or combinations of the preceding business criteria, which may also be modified at the discretion of the Committee, to take into account extraordinary items or which may be adjusted to reflect such costs or expense as the Committee deems appropriate.
      (f) Performance Share Award Limitation. Notwithstanding anything to the contrary herein, no Participant shall receive a Performance Share Award for shares of Common Stock having a Fair Market Value, as of the date of grant, in excess of $1,500,000.

(i) The limitation set forth in this Section 4(f) shall be applied with respect to Performance Share Awards that relate to a Performance Period longer than one year by multiplying that limitation by a fraction equal to the number of full calendar months in the Performance Period divided by twelve (12).

(ii) If a Performance Period is less than a full year, the limitation of this Section 4(f) shall apply without adjustment; provided, however, that any such short Performance Period shall be treated as though it were a Performance Period that extends until the end of the one year period that starts as of the first day of the short Performance Period, and any other Performance Periods that overlap such one year period will be subject to further limitations as though such Performance Periods were overlapping Performance Periods, as described in subsection 4(f)(iii).

(iii) If Performance Share Awards with overlapping Performance Periods are granted to any one employee, the limitations of this Section 4(f) shall be reduced with respect to any such overlapping Performance Periods so that the aggregate value of such multiple Performance Share Awards does not exceed the limitation set forth in the first sentence of this Section 4(f), multiplied by a fraction, the numerator of which is the number of full calendar months occurring during the period commencing as of the first day of the first to start of such overlapping Performance Periods, and the last day of which is the last day of the last to end of such overlapping Performance Periods, and the denominator of which is twelve (12).
      The intent of subsections (i) through (iii) of this Section 4(f) is to cause each Performance Share Award to satisfy the limitation of this Section 4(f) as if that were the only Performance Share Award granted, and to cause, in addition, the aggregate value of Performance Share Awards granted for overlapping Performance Periods, to comply with the limitation of this Section 4(f) as though such multiple Performance Share Awards constituted a single Performance Share Award.
      (g) Termination of Employment. Except as otherwise expressly provided by the Committee, no Participant shall be entitled to vest in any Performance Share Award that would otherwise becomes vested with respect to such Participant if the Participant is no longer employed by the Company as of the date such Performance Share Award would otherwise become vested.

5.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS
      (a) Grant. Common Stock may be granted from time to time under the Plan by the Committee to Participants. An Award will consist either of Common Stock to be transferred to a Participant without payment therefor upon completion of any restriction period relating to such Award (“Restriction Period”) and satisfaction of any performance criteria, each as may be established by the Committee, or of a present transfer of such Common Stock to a Participant, subject to certain conditions of forfeiture applicable to such Award during its Restriction Period. A Restriction Period may lapse with respect to an Award so that it vests in installments or so that it vests all at once, all as established at the discretion of the Committee and set forth in the applicable Award Agreement.
      (b) Restrictions. Except as otherwise provided in this Section 5, or as may be set forth in an Award Agreement, no Award or shares of Common Stock relating to any Award may be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of during the Restriction Period. Notwithstanding the foregoing, the Restriction Period shall be deemed to end and all restrictions on shares of the Common Stock subject to an Award shall lapse upon the Participant’s death while still employed by the Company or serving as a member of the Board, as the case may be. In addition, the Committee may, at its discretion, accelerate the end of the Restriction Period on a case by case basis in the event the Committee determines, in light of the facts and circumstances it deems relevant, that such accelerated vesting of an Award is appropriate.
      (c) Lapse. If a Participant terminates employment with the Company for any reason other than by reason of death, as set forth in Section 5(b), before the expiration of the Restriction Period, the Award shall lapse and all shares of Common Stock still subject to restriction shall be forfeited and shall be reacquired by the Company without further consideration.
      (d) Custody of Shares. The Committee may require that the Company hold certificates for shares of Common Stock subject to an Award until the Restriction Period expires or until restrictions thereon otherwise lapse, or may require that any certificates evidencing such shares of Common Stock issued to a Participant bear such legends and statements as the Committee deems appropriate to indicate that such shares are subject to restrictions, and may also require as a condition of any Award that the Participant shall have delivered to the Company a stock power endorsed in blank relating to the shares of Common Stock subject to the Award. The shares of Common Stock subject to an Award shall in all events be issued promptly after the conclusion of the Restriction Period and the satisfaction of any applicable performance criteria if not issued previously.
      (e) Shareholder Rights. Each Participant who receives an Award shall have all of the rights of a shareholder with respect to such shares of Common Stock attributable thereto, including the right to vote the shares and receive dividends and other distributions.
      (f) Agreement. Each Award granted under the Plan shall be evidenced by an Award Agreement, which shall set forth the number of shares of Common Stock subject to the Award, the length of the Restriction Period, and such performance criteria relating to the vesting of the shares of Common Stock to which the Award is subject as the Committee may, in its sole discretion, determine.
      (g) Awards of Restricted Stock Units. In addition to Awards of restricted stock, as otherwise permitted under this Section 5, the Committee may grant Awards of restricted stock units to any person eligible to be a Participant, which grant shall consist of a right that is the economic equivalent, and in all other regards is identical to an Award of restricted stock, except that an Award of a restricted stock unit shall constitute a right to receive, at the time such an Award becomes vested, or at such later date as may be established by the Committee, that number of shares of Common Stock that would have been transferred to the grantee as of the date of grant had the Award been an Award of restricted stock, rather than an Award of restricted stock units. Notwithstanding the foregoing, in the event an arrangement is established by the Committee that provides for delivery of such shares of Common Stock at a date that is later than the vesting date, such arrangement shall be null and void, and such shares of Common Stock shall be transferred as soon as practicable following the Award’s vesting date unless it is determined that the arrangement for deferred delivery of such shares complies with the requirements of Code Section 409A so that no tax is imposed on the grantee under Code Section 409A(a). The intent of the preceding sentence is to ensure that any arrangements involving deferral of compensation is compliant with applicable tax law, as set forth in Code Section 409A, and will not result in either the imposition of any income tax liability prior to delivery of the shares of Common Stock or in imposition of any penalty taxes that may apply to deferred compensation arrangements not in compliance with Code Section 409A. For purposes of this Section 5(g), references to Code Section 409A shall be interpreted as including Code Section 409A, any guidance concerning such Code Section issued by Treasury or by the IRS, any Treasury Regulations promulgated pursuant to such Code Section, and any similar or successor provisions of the Code and applicable Treasury Regulations.

6.	MISCELLANEOUS PROVISIONS
      (a) Adjustments Upon Changes in Capitalization. In the event of changes to the outstanding shares of Common Stock of the Company through reorganization, merger, consolidation, recapitalization, reclassification, stock splits, stock dividend, stock consolidation or otherwise, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which Stock Options, SARs or Awards may be granted. A corresponding adjustment changing the number or kind of shares and/or the purchase price per share of unexercised Stock Options, SARs, or Awards or portions thereof which shall have been granted prior to any such change shall likewise be made. With respect to Awards, adjustment under this Section 6(a) shall only apply to the portion of such an Award with respect to which shares of Common Stock were not delivered to the Participant prior to the change in question. Notwithstanding the foregoing, in the case of a reorganization, merger or consolidation, or sale of all or substantially all of the assets of the Company, in lieu of adjustments as aforesaid, the Committee may in its discretion accelerate the date after which a Stock Option or SAR may or may not be exercised or the stated expiration date thereof and may accelerate the termination date of any Award or Performance Period then in effect. Adjustments or changes under this Section shall be made by the Committee, whose determination as to what adjustments or changes shall be made, and the extent thereof, shall be final, binding, and conclusive, which adjustments may include an adjustment of the property to be received in the event of a sale of all or substantially all of the assets of the Company to provide a right of a grantee to share in the distribution of such proceeds in the same manner as other shareholders of the Company.
      (b) Change in Control. Except as may be otherwise provided in a grant document, upon the occurrence of a Change in Control, all Stock Options, SARs, Awards, and Performance Share Awards granted and outstanding under the Plan shall become immediately exercisable in full or fully vested, as the case may be. In addition, in the event of a Change in Control, the Committee may take whatever action it deems necessary or desirable with respect to outstanding grants, including, without limitation, accelerating the vesting of any grant that has not otherwise become vested, accelerating the expiration or termination date of any outstanding grants, or modifying the terms of any outstanding grants to take into account the anticipated impact of the Change in Control.
      (c) Non-Transferability. No Stock Option, SAR, or Award granted under the Plan shall be transferable by the Participant except by will or the laws of descent and distribution and no Stock Option or SAR granted under the Plan shall be exercisable during the Participant’s lifetime by any person other than the Participant or his guardian or legal representative. Notwithstanding the foregoing, Common Stock acquired by exercise of a Stock Option, SAR, or in connection with an Award that has become vested and transferable shall not be subject to any restriction under this Section 6(c). In addition, this Section 6(c) shall not apply to any transfer made pursuant to a “qualified domestic relations order,” within the meaning of Sections 401(a)(13) and 414(p) of the Code or within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended, or (ii), to the extent permitted at the discretion of the Committee, to any transfer by the Participant to his or her children, grandchildren or spouse or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners (any such transfer being a “Family Transfer”); provided that the Participant receives no consideration for a Family Transfer and provided further that any transferred Stock Option, SAR, or Award shall continue to be subject to the same terms and conditions that were applicable immediately prior to the Family Transfer.
      (d) Withholding. The Company’s obligations in connection with this Plan shall be subject to applicable federal, state, and local tax withholding requirements. Federal, state, and local withholding tax due at the time of a grant or upon the exercise of any Stock Option or SAR, upon the lapse of restrictions on any shares of Common Stock subject to an Award, or at the time shares of Common Stock are required to be transferred to a Participant may, in the discretion of the Committee, be paid in shares of Common Stock already owned by the Participant or through the withholding of shares otherwise issuable to such Participant upon such terms and conditions as the Committee shall determine. If the Participant shall either fail to pay, or make arrangements satisfactory to the Committee for the payment, to the Company of all such federal, state, and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Participant an amount equal to any federal, state, or local taxes of any kind required to be withheld by the Company or take any other actions the Committee deems necessary or appropriate to protect the Company’s interests.
      (e) Compliance with Law and Approval of Regulatory Bodies. No Stock Option or SAR shall be exercisable and no shares will be delivered under the Plan except in compliance with all applicable federal and state laws and regulations including, without limitation, compliance with all federal and state securities laws and withholding tax requirements and with the rules of the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System and/or of any domestic stock exchange on which the Common Stock may be listed. Any share certificate issued to evidence shares for which a Stock

Option or SAR is exercised or for which an Award has been granted may bear legends and statements the Committee shall deem advisable to assure compliance with federal and state laws and regulations. No Stock Option or SAR shall be exercisable and no shares will be delivered under the Plan, until the Company has obtained consent or approval from regulatory bodies, federal or state, having jurisdiction over such matters as the Committee may deem advisable. In the case of an Award or the exercise of a Stock Option or SAR by a person or estate acquiring the right to the Award or the exercise of a Stock Option or SAR as a result of the death of the Participant, the Committee may require reasonable evidence as to the ownership of the Stock Option, SAR or Award and may require consents and releases of taxing authorities that it may deem advisable.
      (f) No Right to Employment. Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan, or any part thereof, nor the granting of any Stock Option, SAR or Award hereunder, shall confer upon any Participant under the Plan any right to continue in the employ of the Company or any Subsidiary, or shall in any way affect the right and power of the Company or any Subsidiary to terminate the employment of any Participant at any time with or without assigning a reason therefor, to the same extent as might have been done if the Plan had not been adopted.
      (g) Separability. If any of the terms or provisions of the Plan conflict with the requirements of Rule 16b-3 or the performance-based compensation rules applicable pursuant to Code Section 162(m), then such terms or provisions shall be deemed inoperative to the extent they so conflict with any such requirements.
      (h) Interpretation of the Plan. Headings are given to the Sections of the Plan solely as a convenience to facilitate reference, such headings, numbering, and paragraphing shall not in any case be deemed in any way material or relevant to the construction of the Plan or any provision hereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within its meaning the plural and vice versa.
      (i) Use of Proceeds. Funds received by the Company upon the exercise of Stock Options or otherwise in connection with the Plan shall be used for the general corporate purposes of the Company.
      (j) Construction of Plan. The place of administration of the Plan shall be in the Commonwealth of Pennsylvania, and the validity, construction, interpretation, administration, and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the Commonwealth of Pennsylvania, except to the extent preempted by federal law, or where specific reference is made herein to federal statute or applicable regulations.

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THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
PHILADELPHIA CONSOLIDATED HOLDING CORP.

The undersigned shareholder hereby appoints James J. Maguire, Jr. and Craig P. Keller, or either one of them, the proxies of the undersigned, with full power of substitution, to vote all the shares of common stock of Philadelphia Consolidated Holding Corp. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on Thursday, April 28, 2005 at 10:00 a.m. EDT and at any and all adjournments thereof, with all the powers the undersigned would possess if the undersigned were present.
The undersigned shareholder instructs the proxies to vote as specified on this proxy on the matters described in the Company’s Proxy Statement dated April 5, 2005. Proxies will be voted as instructed.
If no choice is specified, this proxy will be voted for the election of the Company’s nominees as Directors (including the election of any person to the Board of Directors where a nominee named in the Proxy Statement is unable or will not serve); for the approval of an amendment and restatement of the Company’s Employees’ Stock Incentive and Performance Based Compensation Plan; and for the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. By execution of this proxy, the undersigned shareholder confers upon the above-appointed proxies the discretionary authority to vote upon any other matters which may properly come before the meeting.
The undersigned acknowledges receipt of the Proxy Statement and Notice of said meeting, both dated April 5, 2005, and the Company’s 2004 Annual Report to Shareholders.

(Continued and to be signed on reverse side.)

ANNUAL MEETING OF SHAREHOLDERS OF

PHILADELPHIA CONSOLIDATED HOLDING CORP.

April 28, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS
AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑

1. Election of Directors:

☐	FOR ALL NOMINEES
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

NOMINEES:
¡ Michael J. Cascio
¡ Elizabeth H. Gemmill
¡ James J. Maguire
¡ James J. Maguire, Jr.
¡ Margaret M. Mattix
¡ Michael J. Morris
¡ Donald A. Pizer
¡ Dirk A. Stuurop
¡ Sean S. Sweeney

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Employees’ Stock Incentive and Performance Based Compensation Plan: Approval of an amendment and restatement of the Company’s Employees’ Stock Incentive and Performance Based Compensation Plan.	☐	☐	☐

3.	Approval of Appointment of Independent Registered Public Accounting Firm: Appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending December 31, 2005.	☐	☐	☐

THE UNDERSIGNED HEREBY ACKNOWLEDGES THAT THIS PROXY SHALL BE VALID AND MAYBE VOTED WHETHER OR NOT THE SHAREHOLDER’S NAME IS SET FORTH BELOW OR A SEAL IS AFFIXED OR THE DESCRIPTION, AUTHORITY OR CAPACITY OF THE PERSON SIGNING IS GIVEN OR OTHER DEFECT OF SIGNATURE EXISTS.

Signature of Shareholder                                                 Date:                Signature of Shareholder                                                 Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.